UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 annual meeting of stockholders (the “annual meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on May 13, 2020, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618.  At the annual meeting, you will be asked to vote on the election of the seven directors named in this proxy statement to the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the annual meeting in person.  Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the annual meeting.  Internet or telephonic voting is available by following the instructions provided on the proxy card or the voting instruction card.

Our Board recommends that you vote “FOR” the election of its nominees, Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Todd A. Norbe, Jess Roper, Garrett Sato, Dr. Elaine C. Wagner, and Dr. Michael DiTolla, and “FOR” Proposals Two, Three, Four, Five, and Six.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value.  We look forward to seeing you at the annual meeting.

Sincerely,

Jonathan T. Lord, M.D.	Todd A. Norbe
Chairman of the Board	President and Chief Executive Officer

Irvine, California — [●], 2020

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2020

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on May 13, 2020, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1.  the election of the seven directors named in the proxy statement accompanying this notice to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.  the advisory vote to approve the compensation of the Company’s named executive officers;

3.  the approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under the plan by an additional 7,200,000 shares;

4. to ratify the terms and issuance of the Series E convertible preferred stock and to approve the issuance of such number of shares of our common stock issuable upon full conversion of the convertible preferred stock;

5. to amend our restated certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 40 million (40,000,000) shares to 180 million (180,000,000) shares;

6.  the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

7.  the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 18, 2020 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof.  All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. On or about April [●], 2020, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2019 Annual Report on Form 10-K. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet, which are available at www.investorvote.com/BIOL. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 6 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2020

The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, are available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF
DIRECTORS

Sincerely,

Michael Carroll,
Secretary
Irvine, California —[●], 2020

** We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. In the event it is not possible or advisable to hold the Annual Meeting at a physical location, we will host a virtual-only annual meeting. If we determine to host a virtual-only annual meeting, we will announce our decision by press release and posting on our website at http://www.BIOLASE.com, as well as through an SEC filing. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates in the days before our Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL ONE ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	12
2019 DIRECTOR COMPENSATION	16
COMPENSATION DISCUSSION AND ANALYSIS	18
EXECUTIVE COMPENSATION	21
EQUITY COMPENSATION PLAN INFORMATION	23
PROPOSAL TWO ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	24
PROPOSAL THREE APPROVAL OF AN AMENDMENT TO THE 2018 PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2018 PLAN BY AN ADDITIONAL 7,200,000 SHARES	25
PROPOSAL FOUR RATIFICATION OF THE TERMS AND ISSUANCE OF THE SERIES E CONVERTIBLE PREFERRED STOCK AND TO APPROVE THE ISSUANCE OF COMMON STOCK	33
PROPOSAL FIVE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40 MILLION 180 MILLION SHARES;	37
AUDIT COMMITTEE REPORT	39
PROPOSAL SIX RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
ADDITIONAL INFORMATION	45

Exhibits

Exhibit A: Amendment Number Three to the BIOLASE, Inc. 2018 Long-Term Incentive Plan
Exhibit B: Certificate of Designations
Exhibit C: Purchase Agreement
Exhibit D: Schedule of Investors

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

BIOLASE, INC.

4 Cromwell

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2020 annual meeting of stockholders to be held on May 13, 2020, and at any adjournment or postponement thereof (our “annual meeting”).  Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 4 Cromwell, Irvine, California 92618.

On or about April [●], 2020, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2019 Annual Report on Form 10-K (the “2019 Annual Report”) over the Internet, which are available at www.investorvote.com/BIOL. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2019 Annual Report and a form of proxy card or voting instruction card. The Notice was sent to stockholders who owned our common stock at the close of business on March 18, 2020, the record date for the Annual Meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q.	Why am I receiving these materials?
A.

We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting.  This proxy statement summarizes the information you need to vote at our annual meeting.  You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?
A.	Stockholders will vote on six proposals at our annual meeting:
•

the election of seven directors named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

•	the advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”);
•

the approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 7,200,000 shares;

•

the ratification of the terms and issuance of the Series E convertible preferred stock and to approve the issuance of such number of shares of our common stock issuable upon full conversion of the convertible preferred stock (the “Issuance Proposal”);

•

to amend our restated certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 40 million (40,000,000) shares to 180 million (180,000,000) shares (the “Charter Amendment”); and

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?
A.

Our Board recommends that stockholders vote “FOR” the election of Dr. Michael C. DiTolla, Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Todd A. Norbe, Jess Roper, Garrett Sato and Dr. Elaine C. Wagner, “FOR” the say-on-pay proposal, “FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 7,200,000 shares, “FOR” the Issuance Proposal, “FOR” the Charter Amendment, and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Q.	Who is entitled to vote?
A.

The record date for our annual meeting is the close of business on March 18, 2020 (the “record date”).  As of the record date, 31,532,387 shares of our common stock, par value $0.001 per share, were outstanding.  Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof.  Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.

Q.	What do I need for admission to our annual meeting?
A.

Admittance is limited to stockholders of the Company.  If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting.  You should be prepared to present photo identification for admission at our annual meeting.  If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting.  Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our annual meeting, you may not vote in person at our annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I vote my shares without attending our annual meeting?
A.

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

•	By Internet — if you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice and following the instructions provided.

•	By Telephone — if you have telephone access, you may vote your shares by calling the toll-free number listed on the proxy card and following the instructions provided.
•

By Mail — if you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 1:00 a.m. Central Time on May 13, 2020. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q.	Can I change my vote or revoke my proxy?
A.

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by using the Internet or by telephone, either of which must be completed by 1:00 a.m. Central Time on May 13, 2020 (your latest Internet or telephone proxy will be counted); or by attending the meeting and voting in person. Attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q.	What constitutes a quorum?
A.

The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at our annual meeting.  Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present.  Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?
A.

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner.  With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions.  The only routine matter to be presented at the annual meeting is the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Six).  The remaining proposals to be presented at the annual meeting are considered non-routine (Proposals One, Two, Three, Four, and Five).

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter.  If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Six, such shares will be considered present at the annual meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the annual meeting (Proposals One, Two, Three, Four, and Five).  Broker non-votes will have no impact on the voting results of Proposals One, Two, Three, Four, and Five.

Q.	What vote is required to approve each matter to be considered at our annual meeting?
A.

Election of Directors (Proposal One).  Our bylaws provide for a majority voting standard for the election of directors in uncontested elections.  Each director will be elected by the affirmative vote of a majority of the votes cast with respect to such director.  A “majority of the votes cast” means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that director.  An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors, as abstentions and broker non-votes are not considered votes cast.

Our bylaws contemplate that, in the case of an uncontested election, if an incumbent director nominated for re-election fails to receive the affirmative vote of a majority of the votes cast at an annual meeting, such director will tender a resignation to become effective upon the acceptance of such resignation by the Nominating and Corporate Governance Committee.  Subject to certain exceptions, the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances) is required to accept or reject such resignation within ninety (90) days following the certification of the election results of the annual meeting.  The Company will then publicly disclose the decision of the Nominating and Corporate Governance Committee by filing a Current Report on Form 8‑K with the Securities and Exchange Commission (the “SEC”).

Say-on-Pay Proposal (Proposal Two).  Proposal Two asks our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers.  The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of Proposal Two.  An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two.  A broker non-vote will not have any effect on Proposal Two and will not be counted.  Proposal Two is an advisory vote only, and, therefore, it will not bind the Company or our Board.  However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Approval of an Amendment to the 2018 Plan to Increase the Number of Shares of Our Common Stock Available for Issuance under the 2018 Plan by an Additional 7,200,000 Shares (Proposal Three).  The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Three.  An abstention on Proposal Three will have the same effect as a vote “AGAINST” Proposal Three.  A broker non-vote will not have any effect on Proposal Three and will not be counted.

Ratification of the terms and issuance of the Series E convertible preferred stock and to approve the issuance of such number of shares of our common stock issuable upon full conversion of the convertible preferred stock (Proposal Four). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Four.  An abstention on Proposal Four will have the same effect as a vote “AGAINST” Proposal Four.  A broker non-vote will not have any effect on Proposal Four and will not be counted.

Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock (Proposal Five). The affirmative vote of the majority of the outstanding shares of our common stock entitled to vote thereon is required for approval. An abstention on Proposal Five will have the same effect as a vote against Proposal Five. A broker non-vote will not have any effect on Proposal Five and will not be counted.

Ratification of the Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020.  (Proposal Six).  The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Six.  An abstention on Proposal Six will have the same effect as a vote “AGAINST” Proposal Six. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Six.

Q.	What is the deadline for submitting a proxy?
A.

To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our annual meeting (or if our annual meeting is adjourned, by 1:00 a.m. Central Time on the day on which our annual meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our annual meeting.

Q.	What does it mean if I receive more than one set of proxy materials?
A.	If you hold your shares in more than one account, you will receive notices for each account. To ensure that all of your shares are voted, please vote all proxy cards for which you receive a notice.
Q.	What happens if I do not give specific voting instructions?
A.	If you are a holder of record of shares of our common stock and you vote a proxy card without giving specific voting instructions, your shares will be voted:
•	“FOR” the election of each of the seven nominees for director named in this proxy statement;
•	“FOR” the approval of the say-on-pay proposal;
•	“FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 7,200,000 shares;
•

“FOR” the ratification of the terms and issuance of the Series E convertible preferred stock and to approve the issuance of such number of shares of our common stock issuable upon full conversion of the convertible preferred stock;

•	“FOR the Amendment to the Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from 40,000,000 to 180,000,000; and
•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, your shares:

•	will be counted as present for purposes of establishing a quorum;
•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of our auditors for the fiscal year ending December 31, 2019 (Proposal Six);

•

will not be counted in connection with the election of directors (Proposal One), the say-on-pay proposal (Proposal Two), the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 7,200,000 shares (Proposal Three), the Issuance Proposal (Proposal Four), the Charter Amendment (Proposal Five) or any other non-routine matters that are properly presented at the annual meeting.  For each of these proposals, your shares will be treated as “broker non-votes.”  A broker non-vote will have no impact on voting results of Proposals One, Two, Three, Four, or Five.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, the say-on-pay proposal, the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 7,200,000 shares, the Issuance Proposal, the Charter Proposal, and the ratification of our independent registered public accounting firm.  If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation and who will pay the costs?
A.

This proxy solicitation is being made on behalf of our Board.  We will bear the entire cost of solicitation, including the maintenance of the Internet website used to access the proxy materials, maintenance of the Internet website used to vote, preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders.  Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Q.	Will a stockholder list be available for inspection?
A.

In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal One

ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors whose term of office expires at our annual meeting.  Our bylaws provide that our Board will consist of no more than seven directors.

Our Board nominated each of Dr. Michael C. DiTolla, Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Todd A. Norbe, Jess Roper, Garrett Sato and Dr. Elaine C. Wagner (collectively, the “Board Nominees”) for election to our Board at our annual meeting.  All of the Board Nominees currently serve on our Board.  All of the Board Nominees have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2021 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them “FOR” each of the Board Nominees.

The following table sets forth certain information regarding the Board Nominees.  Drs. Lanman and Lord and Messrs. Roper and Sato are members of the Audit Committee and Drs. Lanman, Lord and Wagner and Mr. Sato are members of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Norbe is not a member of any of the committees of our Board.

Board Nominees

Name	Age	Principal Occupation and Business Experience	Director Since
Michael C. DiTolla, D.D.S.	55

Dr. DiTolla is currently Vice President of Clinical Affairs for AEGIS Communications. From 2015 to 2017, Dr. DiTolla served as Director of Clinical Affairs for Dentsply Sirona, and from 2001 to 2016 he served as Director of Clinical Education and Research at Glidewell Laboratories. Prior to his dental executive experience, Dr. DiTolla practiced restorative and esthetic dentistry from 1988 to 2001. Dr. DiTolla was awarded Fellowship in the Academy of General Dentistry in 1995. He received his Bachelor of Science in Biology from Occidental College and a Doctor of Dental Surgery from University of the Pacific School of Dentistry. Dr. DiTolla provides our Board with extensive business experience in dentistry and the dental products industry, as well as executive management experience.

			November 2019

Richard B. Lanman, M.D.	65

Dr. Lanman is the Chief Medical Officer of Guardant Health, Inc., a company specializing in non-invasive cancer diagnostics, based in Redwood City, California.  From 2008 to 2014, Dr. Lanman was Chief Medical Officer of Veracyte, Inc., a genomic diagnostics company.  He previously served as Chief Medical Officer for two diagnostics companies and as Senior Vice President and Medical Director of San Jose Medical Group.  Dr. Lanman received a Bachelor of Science degree in Chemistry from Stanford University and a Doctor of Medicine degree from Northwestern University.  Dr. Lanman provides our Board with extensive business experience in biotechnology innovation, development and commercialization, as well as executive management experience.

October 2017

Jonathan T. Lord, M.D.	65

Dr. Lord is a board-certified forensic pathologist and Fellow of the College of American Pathologists.  From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the University of Miami Leonard M. Miller School of Medicine and the Uhealth-University of Miami Health System, a healthcare network in south Florida.  From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida.  From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company.  Prior to this role, he served as a senior executive in a variety of healthcare organizations including the Anne Arundel Medical Center and SunHealth and served as the Chief Operating Officer of the American Hospital Association.  Dr. Lord is also the former Chief Innovation Officer and Senior Vice President of Humana Inc. He began his medical career in the U.S. Navy, serving for 11 years in a number of leadership roles in the Navy Medical Department.  From 2008 to 2017, Dr. Lord served on the board of directors of DexCom, Inc., a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems, and from 2010 to 2017, he served as its Chairman.  Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded medical and pharmaceutical waste management company, and MAKO Surgical Corp., a publicly traded medical device company that was sold to Stryker Corp. in 2013.  Dr. Lord also serves or has served as a director of a number of private companies.  Dr. Lord received a Bachelor of Science degree in Chemistry and a Doctor of Medicine degree from the University of Miami.  Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School.  Mr. Lord brings to our Board wide-ranging business and operational experience, including expertise in business transactions.

		August 2014
Todd A. Norbe	53

Mr. Norbe was most recently President, North America of KaVo Kerr, a subsidiary of the Danaher Corporation, where he held executive leadership positions from 2006 to 2018. KaVo Kerr is comprised of two global leaders, KaVo and Kerr, that deliver dental instruments, imaging solutions, dental treatment units and premier consumables worldwide. Mr. Norbe was responsible for the integration of the KaVo and Kerr businesses. Prior to the integration, Mr. Norbe served as President of Kerr North America. Mr. Norbe also previously served as Vice President and General Manager of Metrex Medical – Sybron Dental Specialties, which was acquired by Danaher in 2006. Mr. Norbe earned a Master of Business Administration degree in Management from Fairleigh Dickinson University and a Bachelor of Science degree in Marketing from Bloomsburg University. He served on the Board of the Dental Trade Association Foundation and the National Children’s Oral Health Foundation. Mr. Norbe brings to our Board extensive management and operational experience, particularly in the dental industry.

		June 2018

Jess Roper	55

Mr. Roper most recently served as the Senior Vice President and Chief Financial Officer of DexCom, Inc., where he held executive leadership positions from 2005 until retiring in April 2017. DexCom, Inc. is a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems. While at DexCom, Inc., Mr. Roper also served as its Vice President and Chief Financial Officer and as the Director of Finance. During his tenure, DexCom, Inc. transitioned from a pre-revenue privately held medical device company to a multi-national, publicly traded entity. Mr. Roper previously held financial management positions with two other publicly traded companies and one venture-funded company. Earlier in his career, Mr. Roper was an auditor with PricewaterhouseCoopers and a bank and information systems examiner with the Office of the Comptroller of the Currency. Mr. Roper has a Master of Science degree in Corporate Accountancy and a Bachelor of Science degree in Business Administration in Finance from San Diego State University. He is a Certified Public Accountant and member of the Corporate Directors Forum. Mr. Roper brings to our Board business and operational experience, including capital markets experience.

June 2018

Garrett Sato	59

Mr. Sato is an Executive Partner at Inverness Graham Investments, a private investment firm that acquires manufacturing, technology and services companies, a position he has held since June 2013. Since October 2015, Mr. Sato has served as a Consultant to Vita North America, a dental products company focused on shade technology, and since May 2017, Mr. Sato has served as an Executive Advisor to Orchestrate 3D, a company that uses 3D technology to provide dental products and services. From December 2013 to February 2016, Mr. Sato was the Chairman and Chief Executive Officer of Danville Materials LLC, a manufacturer of restorative consumables and small equipment for the dental market, which was owned by Inverness Graham Investments from January 2014 to February 2016. From June 2011 to December 2013, Mr. Sato served as an advisor or consultant for several companies in the dental products industry: Isolite Corporation, Shofu Dental Corporation, Clinical Research Dental and Mani, Inc. From October 2009 to June 2011, Mr. Sato served as the Executive Vice President of Discus Dental L.L.C., a manufacturing, distributing and marketing company focused on tooth whitening products. From July 2004 to September 2009, Mr. Sato was the President of Orascoptic and its Surgical Acuity brand, a provider of vision solutions for dental professionals, and from August 1996 to March 2006, he served as Vice President, International, of Kerr Corporation, a provider of dental supplies. Mr. Sato also serves or has served as a director of a number of private companies. Mr. Sato holds a Bachelor of Science degree in Marketing from California State University, Long Beach. Mr. Sato brings to our Board extensive management and operational experience, particularly in the dental industry.

		April 2018
Elaine C. Wagner, D.D.S.	66

Dr. Wagner currently serves as the Registrar/Executive Director for the International College of Dentists USA Section, a position she had held since January 10, 2017. Dr. Wagner is a retired United States Navy Rear Admiral with 33 of service. Dr. Wagner is the first female board-certified pediatric dentist to be promoted to the rank of Rear Admiral, upper-half, in the United States Navy Dental Corps. From 2014 until she retired in 2017, Dr. Wagner served at the Navy’s Bureau of Medicine and Surgery in Falls Church, Virginia as the Director for Readiness and Health. From 2011 to 2014, she served as the commander of Navy Medicine East and Naval Medical Center Portsmouth and as director of the Tidewater Enhanced Multi-Service Market. She has previously served as the director, Medical Resources Plans and Policy Division for the Navy and chief, Navy Dental Corps and has held command of the Naval Health Clinic New England, as well as several other leadership positions. She was also assigned to the National Naval Medical Center as the Dental Department’s first pediatric dentist in 1992. Dr. Wagner holds a Bachelor of Arts degree from Butler University and a Doctor of Dental Surgery from Indiana School of Dentistry.  Dr. Wagner brings to our Board extensive management and operational experience in the dental industry.

		October 2018

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields.  Our Board also believes that it is important for the full Board to work together constructively with a focus on stockholder value and a duty to both the Company and to the interests of all of the Company’s stockholders.  Our Board believes that all of the Board Nominees meet these criteria.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value.  Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components.  In addition, our Board reviews and assesses information regarding cybersecurity risks with management. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority.  Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks.  In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including service on other boards of directors of both public and private companies, executive management, medical devices, specialty healthcare, consumer products, international operations, public accounting, corporate finance and manufacturing.

Board Leadership Structure

Our Board currently consists of six non-management directors and our President and Chief Executive Officer, Mr. Norbe.  Dr. Lord, one of our independent directors, is Chairman of the Board.  Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual.  Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time.  At this time, our Board believes that the independent Chairman arrangement serves the Company well.

Director Independence

Our Board has determined that each of the Board Nominees, other than Mr. Norbe, is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the rules and regulations of the SEC.  Mr. Norbe is determined not to be an independent director based on his service as our current President and Chief Executive Officer.

Board Committees and Meetings

Our Board held five meetings (including regularly scheduled and special meetings) during the year ended December 31, 2019.  During 2019, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served.  Although we have no policy with regard to director attendance at our annual meetings of stockholders, it is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. In 2019, all of our directors then in office attended our 2019 Annual Meeting.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Each committee operates pursuant to a written charter that has been approved by our Board.  A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com under “About Us,” then “Investor Relations,” then the link “Corporate Governance.”  We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement.

Audit Committee.  The Audit Committee currently consists of Drs. Lord and Lanman and Messrs. Roper and Sato.  Mr. Roper serves as its Chairman.  Our Board has determined that Mr. Roper qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Each member of the Audit Committee is independent as defined in the NASDAQ Rules, including the enhanced independence standards applicable to Audit Committee members.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing and discussing with management and our independent auditor our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of our independent auditor and approving all auditing services and permitted non-audit services to be performed by the independent auditor.  The Audit Committee held eight meetings during 2019.

Compensation Committee.  The Compensation Committee currently consists of Drs. Lord, Lanman and Wagner and Mr. Sato.  Dr. Lord serves as its Chairman.  Each of the current members of the Compensation Committee is independent as defined in the NASDAQ Rules, considering the additional standards for Compensation Committee members set forth therein, and qualifies as a “non-employee” director under SEC rules and regulations.

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites and special or supplemental benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement.  The charter for the Compensation Committee requires it to meet at least twice annually.  The Compensation Committee held four meetings during 2019.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices.  Our Chief Executive Officer does not have a role in determining or recommending director compensation.  The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary.  Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant.  Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices.  The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee.  During 2019, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market.

In 2019, Arnosti did not provide any other services to the Company.  The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than as requested by the Compensation Committee.  The Chairman of the Compensation Committee reviews Arnosti’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Drs. Lord, Lanman and Wagner and Mr. Sato.  Dr. Lord serves as its Chairman.  Each of the members of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ Rules.  The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the charter of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee held one meeting during 2019.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders.  The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates.  Dr. DiTolla, who joined our Board in December 2019, was identified as a candidate for membership to our Board by a non-management director.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board:  (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules.  The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity as one criteria evaluated as a part of the total package of attributes and qualifications a particular candidate possesses.

All director candidate recommendations submitted by stockholders should be submitted to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 and must be accompanied by (1) a detailed resume of the candidate, (2) an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board, (3) such other information about the candidate that would be required by the SEC rules to be included in a proxy statement, (4) the consent of the candidate, (5) a description of any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise and (6) proof of the stockholder’s stockholdings in the Company.  A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618.  The communication must include the stockholder’s name, address and an indication that the person is our stockholder.  The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities.  To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2019 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics.  This code of ethics applies to all of our directors, executive officers and employees.  This code of ethics is publicly available on our website at www.biolase.com under “About Us,” then “Investor Relations,” using the links “Corporate Governance,” followed by “Conduct,” and in print upon request to the Secretary at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618.  If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

Certain Relationships and Related Transactions

Pursuant to its charter, the Audit Committee is required to review any insider or related party transactions.  In connection with this requirement, our written policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, director nominees, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually.  Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board.  In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence.  To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee.  Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Since January 1, 2019, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

2019 DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our non-employee directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	All Other Compensation	Total
Richard B. Lanman, M.D.	—	116,500	—	—	116,500
Jonathan T. Lord, M.D.	—	249,603	—	—	249,603
Jess Roper	—	104,166	—	—	104,166
Garrett Sato	—	116,500	—	—	116,500
Elaine C. Wagner, D.D.S.	—	116,500	—	—	116,500
Michael DiTolla, D.D.S. (2)	—	6,520	—	—	6,420

(1)

The amounts reported represent the grant date fair value of stock options and restricted stock units (“RSUs”) granted in 2019, calculated accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. Please see Note 8 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the assumptions used to calculate the grant date fair value of the stock option awards granted in 2019.

(2)	Dr. DiTolla was appointed to our Board on November 14, 2019 and stock awards were prorated for 2019.

Our non-employee directors other than the Chairman of the Board receive annual compensation consisting of RSUs based upon a cash value of $100,000, and the Chairman of the Board receives annual compensation consisting of RSUs based upon a cash value of $195,000. In addition to the foregoing, the Chairman of the Audit Committee receives annual compensation consisting of RSUs based upon a cash value of $15,000, members of the Audit Committee (other than the Chairman of the Audit Committee) receive annual compensation consisting of RSUs based upon a cash value of $7,500, the Chairman of the Compensation Committee receives annual compensation consisting of RSUs based upon a cash value of $12,000 and members of the Compensation Committee (other than the Chairman of the Compensation Committee) receive annual compensation consisting of RSUs based upon a cash value of $5,000. The members of the Nominating and Corporate Governance Committee receive annual compensation consisting of RSUs based upon a cash value of $4,000. New non-employee directors elected or appointed other than at an annual meeting of stockholders receive compensation on a pro rata basis. Each annual RSU grant vests on the one-year anniversary of the grant date, subject to the director’s continued service through such date.  The number of shares of our common stock underlying each RSU grant is calculated as follows: the sum total cash value of the compensation that a director is entitled to receive based upon such director’s service, as described above, divided by the average share price of our common stock for the trailing three months prior to the date of grant.

The following table sets forth the aggregate grant date fair value of each grant of stock options and RSUs awarded to our non-employee directors in 2019.

Director	Grant Date	Type of Award	Exercise Price(1)	Number of Shares Underlying Stock Awards(1)	Aggregate Grant Date Fair Value
Richard B. Lanman, M.D.	August 7, 2019	RSU	n/a	81,034	$116,500
Jonathan T. Lord, M.D.	August 7, 2019	RSU	n/a	144,828	218,500
Jess Roper	August 7, 2019	RSU	n/a	75,152	124,000
Garrett Sato	August 7, 2019	RSU	n/a	70,606	116,500
Elaine C. Wagner, D.D.S	August 7, 2019	RSU	n/a	70,606	116,500
Michael DiTolla, D.D.S(2)	November 14, 2019	RSU	n/a	98,738	49,863

(1)	The number of shares and, if applicable, exercise price for each equity award granted prior to the Reverse Stock Split have been adjusted to reflect the Reverse Stock Split.
(2)	Dr. DiTolla was appointed to our Board on November 14, 2019 and stock awards were prorated for 2019.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) and unvested RSU awards held as of December 31, 2019 by each of the persons who served as a non-employee director during 2018.

Director	Shares Underlying Options and RSUs Outstanding at Fiscal Year End
Richard B. Lanman, M.D.	70,606
Jonathan T. Lord, M.D.	245,905
Jess Roper	75,152
Garrett Sato	79,441
Elaine C. Wagner, D.D.S.	70,606
Michael DiTolla, D.D.S.	98,738

Executive Officers of the Registrant

The executive officers of the Company are elected each year at the meeting of our Board, which follows the annual meeting of stockholders, and at other Board meetings, as appropriate.  As of March 18, 2020, the executive officers of the Company were as follows:

Name	Age	Position
Todd A. Norbe	53	President and Chief Executive Officer
John R. Beaver	58	Executive Vice President and Chief Financial Officer

Todd A. Norbe was named President and Chief Executive Officer in August 2018. Prior to joining the Company as a Director in June 2018, Mr. Norbe was the President, North America of KaVo Kerr, a subsidiary of the Danaher Corporation, where he held executive leadership positions from 2006 to 2018, including President of Kerr North America, and Vice President and General Manager, Metrex Medical – Sybron Dental Specialties. Mr. Norbe holds a Bachelor of Science degree in Marketing from Bloomsburg University and a Master of Business Administration in Management from Fairleigh Dickinson University.

John R. Beaver was named Senior Vice President and Chief Financial Officer in October 2017 and was promoted to Executive Vice President and Chief Financial Officer in August 2018. Prior to joining the Company, Mr. Beaver served as the Chief Financial Officer of Silicor Materials, Inc., a global leader in the production of solar silicon, from 2009 to 2013 and 2015 to 2017. Mr. Beaver also served on the Board of Directors of Silicor Materials, Inc. from 2013 to 2015. From 2013 to 2015, Mr. Beaver was Chief Financial Officer for Modumetal, Inc., a nano-laminated alloy company focused on oil and gas applications. Prior to 2009, Mr. Beaver was Senior Vice President – Finance and Chief Financial Officer at Sterling Chemicals, a mid-sized public commodity chemical manufacturer. Mr. Beaver holds a Bachelor of Business Administration in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers.  As a “smaller reporting company,” we have elected to comply with some of the scaled-back disclosure requirements applicable to smaller reporting companies under applicable SEC executive compensation disclosure rules.

For 2019, our named executive officers consisted of:

•	Todd A. Norbe, our President and Chief Executive Officer since August 2018; and
•	John R. Beaver, our Executive Vice President and Chief Financial Officer and our Interim Chief Executive Officer from April 2018 to August 2018;

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such key executive officers and to reward them in a fashion that we believe is commensurate with our corporate performance and the value created for our stockholders. Our compensation programs are also designed to support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, designed to support our short-term performance; and (3) where appropriate, long-term stock-based incentive awards, designed to support our long-term performance and strengthen the mutual interests between our executive officers and our stockholders. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive officers. For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our then-serving Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. In addition, as noted earlier in this proxy statement, Arnosti provides independent executive consulting services to the Compensation Committee. The Compensation Committee reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to each executive officer’s position.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2019 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, in future years.

Market Comparisons

The Compensation Committee periodically reviews competitive market data with the assistance of Arnosti, as they believe that compensation decisions are complex and require a deliberate review of Company performance and the market’s compensation levels, as well as the overall business environment and the contributions of each individual. Accordingly, the Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. We believe that this enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Components of Compensation

During 2019, our executive officers’ direct compensation was composed of base salary, annual incentive bonuses, and equity compensation.  The Compensation Committee awarded performance bonuses in 2019 based on achieving performance targets for the second quarter.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

Base Salaries

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered our stockholders’ previous approval, on an advisory basis, of the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

Mr. Norbe.  Under the terms of Mr. Norbe’s 2018 employment agreement, Mr. Norbe receives an annual base salary of $400,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives.

Mr. Beaver.  Under the terms of Mr. Beaver’s 2017 employment agreement, Mr. Beaver receives an annual base salary of $325,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives.  Mr. Beaver’s base salary was not adjusted in 2019.

Annual Bonuses and Stock-Based Incentive Awards

Annual cash bonuses are intended to reward accomplishment of our overall corporate performance and objectives for a fiscal year. Beginning in 2017, the Compensation Committee determined stock options and RSUs could also be utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. Stock-based incentives align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. Stock options allow our executive officers to purchase shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. RSUs are also utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. The size of the equity grant to each executive officer, including any grant considered for our Chief Executive Officer and our other named executive officers, is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job-related duties and responsibilities in recent periods and his potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

Mr. Norbe. For the partial 2018 employment year, Mr. Norbe was eligible to receive a performance bonus of up to $170,000 at target performance and up to $210,000 at maximum performance, with a minimum non-discretionary performance bonus of $100,000. Mr. Norbe was also granted: (i) 350,000 stock-settled time-based RSUs, and (ii) 300,000 stock-settled performance-based RSUs, which vest in one-third annual increments, subject to the achievement of performance criteria relating to and Mr. Norbe’s continued employment through each such vesting date. Additionally, Mr. Norbe was granted 71,667 stock-settled time-based RSUs upon his appointment to the Board on June 15, 2018, which fully vest on May 9, 2019. In 2019, Mr. Norbe was granted stock-settled 125,600 RSUs as part of the Company’s leadership bonus plan; 25,600 of those RSUs vested immediately in 2019 and the remaining 100,000 RSUs vest over time in 2020.

Mr. Beaver. Mr. Beaver was eligible to receive an annual performance bonus of up to 50% of his base salary, based upon the achievement of certain criteria as established by the Compensation Committee. Mr. Beaver was awarded approximately 38,844 RSUs under this performance bonus plan. On January 25, 2018, Mr. Beaver received a stock option to purchase 20,000 shares of our common stock (as adjusted to reflect the Reverse Stock Split), vesting pro rata monthly over a 36-month period, commencing on February 25, 2018, subject to Mr. Beaver’s continued service with the Company. On May 14, 2018, Mr. Beaver was granted 97,911 stock-settled time-based RSUs, two-fifths of which vested on December 31, 2019 and three-fifths of which shall vest on December 31, 2019. In 2019, Mr. Beaver was granted stock-settled 79,455 RSUs as part of the Company’s leadership bonus plan; 9,455 of those RSUs vested immediately in 2019 and the remaining 70,000 RSUs vest over time in 2020.

On August 7, 2018, Mr. Beaver received a stock option to purchase 60,000 shares of our common stock. The option vests 50% on each of the first and second anniversaries of the grant date, in each case subject to Mr. Beaver’s continued service with the Company.

Severance and Change of Control Arrangements

All of the Company’s continuing named executive officers are employed by the Company on an “at will” basis. Pursuant to the terms of select employment agreements, severance benefits may be provided in the event that either the Company terminates employment without cause or the officer resigns for good reason.

Please see the “Payments Upon Termination or Change in Control” section below for a summary of the severance benefits that each of our continuing named executive officers would be entitled to receive upon a termination of employment.

Perquisites

Pursuant to the terms of Mr. Beaver’s employment agreement, he agreed to relocate his primary residence from Texas to a location within reasonable commuting distance to Irvine, California on or before July 1, 2018. Under the terms of his agreement, Mr. Beaver was eligible to receive a relocation stipend of up to $47,500, payable bi-weekly in $2,500 installments, from the effective date of his employment until the earlier of his relocation or July 1, 2018.

EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table shows 2019 compensation and, to the extent required by applicable SEC executive compensation disclosure rules, 2018 compensation for each of our named executive officers, which we sometimes refer to as “NEOs” in this proxy statement.  As of December 31, 2019, no other individuals were serving as “executive officers” of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Todd A. Norbe	2019	400,000	—	191,900	—	—	690	592,590
President and Chief Executive Officer	2018	152,308	100,000	1,500,084	—	—	1,155	1,753,547

John R. Beaver	2019	325,000	—	120,144	—	—	1,419	446,563
Executive Vice President,	2018	325,000	—	188,458	79,548	—	35,859	628,865
Chief Financial Officer and Former Interim Chief Executive Officer	2017	75,000	—	—	250,312	—	15,322	340,634

(1)	Represents a guaranteed bonus paid pursuant to the terms of Mr. Norbe’s employment agreement.
(2)

The dollar amounts in these columns for 2018 reflect (i) the aggregate grant date fair value of annual equity awards granted to our NEOs during the applicable year, (ii) the aggregate grant date fair value of the RSU award granted to Mr. Norbe in connection with his appointment to the Board in 2018 in the amount of $89,584 valued in accordance with FASB ASC Topic 718. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO. The amounts included in 2018 for the performance-based RSUs only have one payout level and, accordingly, there is no grant date value that is above or below the amount reported in the table for such awards.

(3)

The dollar amounts in this column reflect the dollar value of vision insurance premiums paid for by the Company on behalf of the NEO and 401(k) matching contributions credited to each NEO’s 401(k) account. With respect to Mr. Beaver, the amounts in this column for 2018 include $32,500 that he received as a relocation stipend during 2018.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2019.

		Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested($)
Todd A. Norbe	—	—		—		—	—	71,667	(7)	70,950	—		—
	—	—		—		—	—	650,000	(6)	—	—		643,500
	—	—		—		—	8/6/2029	100,000					55,270

John R. Beaver	—	60,000	(2)	—		1.20	08/27/2028	—		—	—		—
	6,105	13,895	(3)	—		2.10	01/25/2028	—		—	—		—
	23,332	56,668	(4)	—		2.95	02/10/2027	—		—	—		—
	—	—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—	—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—	—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—	—		6,667	(5)	2.95	02/10/2027	—		—	—		—
	—	—		6,666	(5)	2.95	02/10/2027	—		—	—		—
	—	—		—		—	05/14/2018	58,267	(1)	57,684	—		—
	—	—		—		—	05/14/2018	—		—	32,860	(6)	32,531
	—	—		—		—	8/6/2029	70,000		—	—		38,689

(1)

Represents equity compensation granted on May 14, 2018 to certain Board members, employees and consultants. These awards vest 40% on December 31, 2019, and 60% on December 31, 2019, subject to continued service through the applicable vesting date.

(2)	Represents equity incentive compensation consisting of non-qualified stock options granted on August 7, 2018, which vests 50% on each of the first and second anniversaries of the grant date.
(3)	Represents equity incentive compensation consisting of non-qualified stock options granted on January 25, 2018, with monthly vesting over a three-year period.
(4)

Represents equity incentive compensation consisting of a non-qualified stock option granted on October 2, 2017. The stock options vest one-fourth on the one-year anniversary of grant and three-fourths vest in equal monthly amounts over a 36-month period, commencing on the 13th month anniversary of the date of grant.

(5)

Represents equity incentive compensation consisting of a non-qualified stock option granted on October 2, 2017. The stock options vest in accordance with performance-based criteria established by the Compensation Committee based upon certain performance criteria relating to revenue and cash goals over the 2018-2019 performance period.

(6)

Represents RSUs granted on September 10, 2018. 54% of the award is subject to graded vesting while 46% of the award vests upon certain performance criteria. Of the 54%, one-third of the RSUs shall vest on the first anniversary of Mr. Norbe’s first date of employment with the Company. The remaining two-thirds of the RSUs shall vest in equal amounts on the 18-month, two-year, 30-month, and three-year anniversaries of Mr. Norbe’s first date of employment with the Company. Of the 46%, the RSUs will vest in accordance with performance criteria established by the Compensation Committee, subject to Mr. Norbe’s continued service with the Company.
(7)	Represents RSUs granted on June 15, 2018 upon Mr. Norbe’s appointment to the Board. The RSUs will vest on May 9, 2019.

Payments upon Termination or Change of Control

As described below, pursuant to the terms of select employment agreements, severance benefits may be provided in the event that the Company terminates employment without cause, the officer resigns for good reason or following a change in control. The Company also offers a 401(k) defined contribution savings plan to all of its employees. Effective July 1, 2017, the Compensation Committee approved a matching contribution of 10% on employee deferrals of up to 10% of applicable total compensation. The following is a description of the benefits that the executive would have received assuming a termination as of December 31, 2019 based on the compensation arrangements in place as of such date.

Mr. Norbe. In the event that Mr. Norbe is terminated without cause (or resigns for good reason), he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, and (ii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Norbe is terminated within 3 months before or 12 months following a change in control, in addition to the above severance benefits, (i) Mr. Norbe will also receive his target performance bonus then in effect, and (ii) his unvested stock options will vest and be exercisable.

Mr. Beaver. In the event that Mr. Beaver is terminated without cause, he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, (ii) the time-based prorated amount of his annual performance bonus at target and full achievement of the criteria in effect, and (iii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Beaver is terminated within 12 months following a change in control, in addition to the above severance benefits, all of his time-based vesting stock options that are unvested will vest and be exercisable, and one-half of his performance-based vesting stock options that are unvested will vest and be exercisable.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2019 regarding the number of shares of our common stock that may be issued under the 2018 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and release of RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)(1)
Equity Compensation Plans Approved by Stockholders	4,597,000	$5.94	424,101
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	4,597,000	$5.94	424,101

(1)

If Proposal Three is approved by our stockholders at the annual meeting, the number of shares of our common stock remaining available for issuance under the 2018 Plan will increase by 7,200,000 shares to 8,299,101 shares as of March 18, 2020.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs as described in this proxy statement.  We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders.  Consistent with the preferences expressed by our stockholders, we intend to hold this advisory vote on an annual basis.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives stockholders the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.  Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company.  However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE 2018 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN BY AN ADDITIONAL 7,200,000 SHARES

At the annual meeting, our stockholders will be asked to approve the third amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), which would increase the number of shares of our common stock available for issuance under the 2018 Plan by 7,200,000 shares. Our stockholders approved the 2018 Plan on  May 9, 2018, approved the first amendment to the 2018 Plan on September 21, 2018 and approved the second amendment to the 2018 Plan on May 15, 2019. Subject to the terms and conditions of the 2018 Plan and excluding the third amendment, the number of shares remaining for future grants under the 2018 Plan is 7,624,101 shares.

On February 12, 2020, our Board approved the third amendment to the 2018 Plan (the “Amendment”), subject to stockholder approval at the annual meeting, to increase the number of shares available for issuance under the 2018 Plan by 7,200,000 shares of common stock to 12,221,101 shares. Of that amount, approximately 8,299,101 shares (1,099,101 shares available for grant as of March 18, 2020 plus 7,200,000 shares being requested under this proposal) would be available for new awards, not including any shares that would become available again upon the expiration, termination, cancellation, cash settlement or forfeiture of certain previously-issued awards, as described below.

Plan Highlights

The purposes of the 2018 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2018 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;
•	advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and
•	motivate such persons to act in the long-term best interests of the Company and our stockholders.

Under the 2018 Plan, the Company may grant:

•	non-qualified stock options;
•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”));
•	stock appreciation rights (“SARs”);
•	restricted stock, restricted stock units (“RSUs”) or other stock awards (“Stock Awards”); and
•	performance awards.

As of March 18, 2020, approximately 2 officers, 155 employees, and 6 non-employee directors are eligible to participate in the 2018 Plan if selected for participation by the Compensation Committee of our Board.

Some of the key features of the 2018 Plan include:

•	The 2018 Plan is administered by a committee of our Board, comprised entirely of independent directors;
•

Stock options and SARs granted under the 2018 Plan may not be repriced without stockholder approval other than in connection with a change in control, equity restructuring or other change in capitalization, as described in the 2018 Plan;

•

Under the 2018 Plan and after taking into account the Amendment, the maximum number of shares of our common stock authorized for grant is 5,021,101shares, other than substitute awards granted in connection with a corporate transaction, with 1,099,101 shares remaining available for future grant;

•

The exercise price of stock options and the base price for SARs granted under the 2018 Plan may not be less than the fair market value of a share of our common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

•

The 2018 Plan prohibits the grant of dividend equivalents with respect to stock options and SARs and subjects all dividends and dividend equivalents paid with respect to Stock Awards or performance awards to the same vesting conditions as the underlying awards;

•	The 2018 Plan does not contain a liberal change in control definition; and
•

The 2018 Plan provides that awards and any cash payment or shares of our common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy that the Company may adopt from time to time.

Description of the Amended 2018 Plan

The following description is qualified in its entirety by reference to the 2018 Plan, as proposed to be amended by the Amendment (the “Amended 2018 Plan”). A copy of the Amendment is attached to this proxy statement as Exhibit A.

Administration

The Amended 2018 Plan will be administered by a committee designated by our Board (the “Plan Committee”), consisting of two or more members of our Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if our common stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which our common stock is then traded. The Compensation Committee of our Board administers the 2018 Plan.

Subject to the express provisions of the Amended 2018 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the Amended 2018 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the Amended 2018 Plan and to decide questions of interpretation or application of any provision of the Amended 2018 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the Amended 2018 Plan to our Board (or any members thereof) or, subject to applicable law, a subcommittee of our Board, a member of our Board, the President and Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of our Board, the President and Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

As discussed above, if approved by our stockholders, the Amendment would increase the number of shares available for issuance under the 2018 Plan by 7,200,000 shares from 5,021,101 shares to 12,221,101 shares, in each case, subject to the adjustment provisions set forth in the Amended 2018 Plan. All of the available shares of our common stock under the Amended 2018 Plan may be issued in connection with incentive stock options.

The number of available shares will be reduced by the sum of the aggregate number of shares of our common stock which become subject to outstanding stock options, free-standing SARs, Stock Awards and performance awards. To the extent that shares of our common stock subject to an outstanding stock option, free-standing SAR, Stock Award or performance award granted under the Amended 2018 Plan or the Biolase, Inc. 2002 Stock Incentive Plan or any other equity plan maintained by the Company with outstanding equity awards as of the effective date of the 2018 Plan (collectively, the “Prior Plans”), other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of our common stock subject to a stock option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of our common stock will again be available under the Amended 2018 Plan. In addition, shares of our common stock subject to an award under the Amended 2018 Plan or a Prior Plan will again be available for issuance under the Amended 2018 Plan if such shares are (a) shares that were subject to a stock option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of a stock option exercise will not again be available for issuance under the Amended 2018 Plan. The Amended 2018 Plan is the only equity compensation plan authorized by our stockholders for future grants of equity awards, and, accordingly, none of the shares previously available for grant under the Prior Plans are available for future grants under the 2018 Plan other than pursuant to the share recycling provisions discussed above.

The aggregate value of cash compensation and the grant date fair value of shares of our common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $700,000.

As of the record date, the closing price of a share of common stock, as reported on NASDAQ, was $0.40.

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, our Board, as constituted prior to the change in control, may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, or (d) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of our common stock resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by our Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of our common stock resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Amended 2018 Plan, a change in control is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders receive more than 50% of the total voting power of the resulting company; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) an acquisition of more than 50% of the total voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

Effective Date, Termination and Amendment

If approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting, the Amended 2018 Plan will become effective as of the date on which the Amendment is approved by our stockholders. The 2018 Plan became effective as of May 9, 2018 when it was approved by our stockholders, and it will terminate as of the first annual meeting to occur on or after May 9, 2028, unless earlier terminated by our Board. Awards under the Amended 2018 Plan may be made at any time prior to the termination of the Amended 2018 Plan, provided that no incentive stock option may be granted later than ten years after February 14, 2018, the date on which our Board approved the 2018 Plan. Our Board may amend the Amended 2018 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market or any other stock exchange on which our common stock is then traded, or (ii) our Board seeks to modify the stock option and SAR repricing provisions in the Amended 2018 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the Amended 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The Amended 2018 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each stock option and SAR.

Each stock option will be exercisable for no more than ten years after its date of grant, unless the stock option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the stock option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our common stock on the date of grant, unless the stock option is an incentive stock option and the optionee is a ten percent holder, in which case the stock option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with a stock option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related stock option. The base price of an SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant (or, if earlier, the date of grant of the stock option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related stock option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of our stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the Amended 2018 Plan.

Stock Awards

The Amended 2018 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as restricted stock, RSUs or as another stock award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period (if applicable) or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock awarded under the Amended 2018 Plan. Distributions and dividends with respect to shares of our common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding RSUs will specify (i) whether such award may be settled in shares of our common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to RSUs will be subject to the same restrictions as such RSUs. Prior to settlement of an RSU, the holder of an RSU will have no rights as a stockholder of the Company.

The Plan Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, including shares of our common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Plan Committee. Dividend equivalents paid with respect to the other stock awards contemplated by this paragraph will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The Amended 2018 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of our common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

The performance measures of a performance award may consist of, but shall not be limited to, one or more of the following objective or subjective corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: the attainment by a share of our common stock of a specified Fair Market Value (as defined in the Amended 2018 Plan) for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, product development and acquisitions or divestitures or any combination of the foregoing. Notwithstanding the foregoing, the Plan Committee may establish any other objective or subjective performance goal, whether or not listed in the Amended 2018 Plan. Performance goals will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

Prior to the settlement of a performance award in shares of our common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended 2018 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended 2018 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended 2018 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and the three most highly compensated executive officers other than the chief executive officer and chief financial officer. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Stock Options

A participant will not recognize taxable income at the time a stock option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares of our common stock purchased on such date over the aggregate exercise price of such shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares of our common stock acquired by exercise of an incentive stock option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock that is subject to a substantial risk of forfeiture is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time an RSU is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of other stock awards will depend on the terms of such awards at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits and Historical Equity Awards

The Plan Committee has the discretion to grant awards under the 2018 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by NEOs or others under the 2018 Plan. Please see the section entitled “Compensation Discussion and Analysis” for grants made to each of the NEOs under the 2018 Plan and the Prior Plan during 2019.

The following table sets forth the number of RSUs (including performance-based RSUs at target level of performance and service-based RSUs) and stock options that have been granted under the Amended 2018 Plan to named executive officers and the other individuals and groups indicated since the inception of the 2018 Plan.

As discussed above, the Amendment is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the Amendment will become effective as of the date on which the Amendment is approved by stockholders, and awards may be granted under the Amended 2018 Plan. If our stockholders do not approve the Amendment, the Company will continue to grant awards under the 2018 Plan as long as shares are available for such purpose.

Name and Position	Restricted Stock Units(1)	Stock Options
Todd Norbe, President and Chief Executive Officer	970,026	—
John R. Beaver, Executive Vice President and Chief Financial Officer	287,831	60,000
All current executive officers (two executive officers)	1,194,564	60,000
All current non-employee directors	1,062,563	—
All employees (other than current executive officers)	2,782,728	119,000

(1)

The Company has granted performance awards in the form of performance-based RSUs. The amounts reported in this column with respect to performance-based RSUs are based on the target award opportunity granted to the participant.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2018 PLAN.

PROPOSAL FOUR

TO RATIFY THE TERMS AND ISSUANCE OF OUR CONVERTIBLE PREFERRED STOCK AND TO APPROVE THE ISSUANCE OF SUCH NUMBER OF SHARES OF OUR COMMON STOCK ISSUABLE UPON FULL CONVERSION OF THE CONVERTIBLE PREFERRED STOCK, INCLUDING SHARES ISSUABLE PURSUANT TO CUSTOMARY ANTI-DILUTION PROVISIONS.

Background

The Private Placement. As previously announced, on October 24, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), between the Company and the investors named therein (the “Investors”) pursuant to which, on October 29, 2019, we issued and sold an aggregate of 69,565 shares of our Series E Participating Convertible Preferred Stock (“Convertible Preferred Stock”) at a per share price of $57.50 (the “Private Placement”). Each share of Convertible Preferred Stock is convertible into 100 shares of our common stock reflecting a conversion price equal to $0.5750 per share, which is the price at which we sold our common stock to the public in the previously-announced concurrent underwritten public offering, subject to customary anti-dilution adjustments. The Certificate of Designations and Purchase Agreement (as defined below) are attached hereto as Appendices B and C, respectively, and are incorporated herein by reference. Stockholders are urged to carefully read these documents.

Reasons for the Private Placement. Our Board determined that the Private Placement was advisable and in our best interest and in the best interest of our stockholders. Upon the closing of the Private Placement, we received approximately $4.0 million in gross proceeds.  In the concurrent underwritten public offering, we sold 7,820,000 shares of our common stock at a public offering price of $0.5750 per share and received net proceeds, after deducting the underwriting discount, of approximately $4.2 million.  We entered into the Private Placement and the concurrent underwritten public offering in order to raise funds for working capital, including new product development, launch and subsequent scale-ups, as well as other general corporate purposes.

Stockholder Approval Required. Pursuant to the Purchase Agreement, we are required to use commercially reasonable efforts to hold a stockholders’ meeting in order to, among other things, approve a charter amendment increasing the number of authorized shares of our common stock in order to permit the full conversion of the Convertible Preferred Stock and to satisfy Nasdaq requirements with respect to the issuance of the Convertible Preferred Stock and the issuance of our common stock upon conversion of the Convertible Preferred Stock. The conversion of the Convertible Preferred Stock will occur automatically upon receipt of stockholder approval of the Issuance Proposal and the Charter Proposal. If the Issuance Proposal is approved by stockholders but the Charter Proposal is not approved by stockholders, there will not be a sufficient number of authorized but unissued shares of our common stock available for all of the shares of Convertible Preferred Stock to convert into shares of our common stock. For more information regarding the reasons stockholder approval is required, please see below under “Reasons for Stockholder Approval.”

Registration Rights. Under the Purchase Agreement, the Company granted certain registration rights to the Investors. The Company is obligated to use commercially reasonable efforts to file, within 30 days following receipt of the stockholder approval discussed above, a registration statement to register the resale of the shares of our common stock issued upon conversion of the Convertible Preferred Stock and to effect the registration no later than 90 days after the filing date. With certain exceptions, the Company is obligated to keep the registration statement effective until all of the shares are sold. The Company will be responsible for all of its fees and expenses incurred in connection with registering the shares.

Other Terms. The Purchase Agreement contains customary terms regarding, among other things, representations and warranties and indemnification.

The Investors; Certain Interests. The Investors are the Schuler Family Foundation, Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund, LP. Larry N. Feinberg is the managing member of Oracle Associates, LLC, which is the general partner of Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund, LP, and, prior to the closing of the Private Placement, beneficially owned approximately 25% of the issued and outstanding shares of our common stock. Jack W. Schuler is the President of the Schuler Family Foundation and, prior to the closing of the Private Placement, beneficially owned approximately 32% of the issued and outstanding shares of our common stock. The number of shares of Convertible Preferred Stock held by each Investor are set forth on the Schedule of Investors attached hereto as Exhibit D.

Private Offering Exemption from Registration. The shares of Convertible Preferred Stock were offered in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation D under the Securities Act and corresponding provisions of state securities laws. Each of the Investors is either a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Description of the Convertible Preferred Stock

The following is a summary of the terms of the Convertible Preferred Stock under the Certificate of Designations, Preferences and Rights of Series E Participating Convertible Preferred Stock of Biolase, Inc. that we filed with the Secretary of State of the State of Delaware on October 29, 2019 (the “Certificate of Designations”).

Voting. The Convertible Preferred Stock is non-voting, except to the extent required by law. However, without the consent of holders of at least a majority of the then outstanding shares of Convertible Preferred Stock, we may not: (i) amend, alter, modify or repeal the Certificate of Designations or our certificate of incorporation or bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of the Convertible Preferred Stock; (ii) reclassify, alter or amend any of our securities in a manner that adversely affects the designations, preferences, powers and/or relative participating, optional or other special rights, or the restrictions provided for the benefit, of the Convertible Preferred Stock; (iii) in any manner authorize, create, designate, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior to or pari passu with the Convertible Preferred Stock or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or pari passu with the Convertible Preferred Stock, except as may be necessary in connection with the declaration and payment of in-kind dividends to the holders of outstanding shares of Convertible Preferred Stock; (iv) enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts our ability to perform our obligations under the Certificate of Designations, including our ability to pay dividends or make any redemption or other liquidation payment required under the Certificate of Designations; (v) purchase or redeem or pay or declare any dividend, or make any distribution on, any shares of our capital stock, other than redemptions of or dividends or distributions on the Convertible Preferred Stock or any dividend or other distribution in which holders of our Convertible Preferred Stock are entitled to participate; or (vi) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the consent of the holders of at least a majority of the then outstanding shares of Convertible Preferred Stock. In addition, without the affirmative consent of the underwriters of the concurrent underwritten public offering, we may not amend, alter, modify or repeal the Certificate of Designations in any manner that adversely affects the holders of our common stock, as reasonably determined by such underwriters or their respective designees.

Dividends. Prior to conversion, if our Board declares a dividend payable upon the common stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Convertible Preferred Stock are entitled to the amount of dividends as would be payable in respect of the number of shares of our common stock into which the shares of Convertible Preferred Stock could be converted, without regard to any restrictions on conversion.

Liquidation. The Convertible Preferred Stock ranks senior to the common stock with respect to distributions upon our deemed dissolution, liquidation or winding-up and has a per share liquidation preference equal to the greater of (i) $57.50 plus all accrued but unpaid dividends thereon and (ii) such amount as would be payable if such shares were converted into common stock immediately prior to such dissolution, liquidation or winding-up.

Conversion. Each share of Convertible Preferred Stock will be automatically converted upon obtaining the approval of our stockholders sought by this proposal and the Charter Proposal. If the Issuance Proposal is approved by stockholders but the Charter Proposal is not approved by stockholders, there will not be a sufficient number of authorized but unissued shares of our common stock for all of the shares of Convertible Preferred Stock to convert into shares of our common stock. The number of shares of our common stock into which each share of Convertible Preferred Stock is convertible is equal to the number obtained dividing (i) the sum of $57.50 and the amount of any accrued but unpaid dividends thereon by (ii) $0.5750, subject to customary anti-dilution adjustments.

Redemption. At any time on or after October 29, 2022, the Company may elect to redeem all or any portion of the Convertible Preferred Stock at a price per share equal to $57.50 plus the amount of any accrued but unpaid dividends thereon.

Reasons for Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Purchase Agreement, we are seeking stockholder approval of this proposal. Nasdaq Listing Rule 5635(d) requires stockholder approval for issuances of common stock in a private placement in an amount that is equal to 20% or more of the common stock outstanding prior to the private placement at a price that is less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)).  We are seeking stockholder approval of this proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635 with respect to the terms of the Convertible Preferred Stock and the issuance of shares of our common stock upon conversion of the Convertible Preferred Stock.

Assuming the full conversion of the Convertible Preferred Stock (assuming a conversion ratio of 100:1), such securities, in the hands of the Investors, would represent approximately 65.3% of the outstanding shares of our common stock (based on 31,532,387 shares of our common stock outstanding as of March 18, 2020 plus the approximately 6,956,500 additional shares of our common stock that would be outstanding as a result of such conversion). Further, each of Larry Feinberg and affiliated entities and Jack W. Schuler and affiliated entities would continue to own in excess of 20% of the outstanding shares of our common stock upon the conversion of their shares of Convertible Preferred Stock.

The aggregate amount of shares of Convertible Preferred Stock held by each such Investor is set forth on the Schedule of Investors attached hereto as Exhibit B. See “Background—The Investors; Certain Interests” above.

The Purchase Agreement requires us to submit this proposal to our stockholders. Approval of this proposal will constitute approval pursuant to the Nasdaq Listing Rules.

Consequences of Failing to Approve the Issuance Proposal

Our Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement. The issuance and sale of the shares of Convertible Preferred Stock has already occurred, and the Purchase Agreement and related agreements are binding obligations of the Company. The Convertible Preferred Stock will continue to be an authorized class of our capital stock, and the terms of the Convertible Preferred Stock will remain outstanding obligations of ours in favor of the holders of such securities. The failure of our stockholders to approve the Issuance Proposal will only mean that the Convertible Preferred Stock cannot be converted into common stock. Accordingly, we will be required to continue complying with negative covenants in the Certificate of Designations that limit our ability to issue securities, pay dividends and amend our organizational documents, among other things, which could materially adversely impact our operations.

Dilution

If this proposal and the Charter Proposal are approved, existing stockholders will suffer significant dilution in ownership interests and voting rights as a result of the issuance of shares of our common stock upon the conversion of the shares of Convertible Preferred Stock. Upon conversion in full of the shares of Convertible Preferred Stock (assuming a conversion ratio of 100:1), 6,956,500 additional shares of our common stock will be outstanding and the ownership interest of our existing stockholders other than the Investors would be correspondingly reduced. The number of shares of our common stock described above does not give effect to (i) the issuance of additional shares of our common stock due to potential future anti-dilution adjustments on the Convertible Preferred Stock, (ii) the issuance of shares of our common stock pursuant to other outstanding options and warrants, or (iii) any other future issuances of our common stock. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Required Vote of Stockholders

Approval of the Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal. Accordingly, abstentions will have the same effect as a vote against the Issuance Proposal. This proposal is a non-routine matter, and if you hold your shares in street name via a broker, bank or other nominee, your shares may not be voted by your broker, bank or other nominee if you do not submit voting instructions.

If the Issuance Proposal is approved but the Charter Proposal is not approved, there will not be a sufficient number of authorized but unissued shares of our common stock available for all of the shares of Convertible Preferred Stock to convert into shares of our common stock.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ISSUANCE PROPOSAL.

PROPOSAL FIVE

TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 40 MILLION (40,000,000) SHARES TO 180 MILLION (180,000,000) SHARES.

Background

Our Board has approved and adopted, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from forty million (40,000,000) shares to 180 million (180,000,000) shares (the “Charter Amendment”). Our Board has determined that the Charter Amendment is advisable and in the best interests of the Company and our stockholders. The Charter Amendment does not contemplate any change to the number of authorized shares of our preferred stock. As approved by our Board, subject to stockholder approval, Article III of our Restated Certificate of Incorporation, as amended, would be amended to read as follows:

“THIRD. The total number of shares of stock which the Corporation shall have authority to issue is 140 MILLION (140,000,000) of which 139 MILLION (139,000,000) shares, par value $.001 per share, shall be common stock and of which ONE MILLION (1,000,000) shares, par value $.001 per share, shall be preferred stock.”

Reasons for Proposal

We currently have 40,000,000 shares of common stock authorized for issuance. As of March 18, 2020, there were 31,532,387 shares of our common stock issued and outstanding, 6,254,924 shares of our common stock reserved for future issuance under outstanding options, restricted stock units and warrants, and 1,099,101 shares of our common stock currently reserved for future issuance pursuant to future awards under the Company’s 2018 Long-Term Incentive Plan. Accordingly, as of March 18, 2020, only approximately 1,113,588 million shares of our common stock remained authorized, unissued and available for general corporate purposes. The Convertible Preferred Stock issued in the Private Placement described in the Issuance Proposal is initially convertible into 6,956,500 shares of our common stock, and there is not a sufficient number of authorized, unissued and available shares of our common stock to permit the conversion of all of the shares of the Convertible Preferred Stock if stockholders approve the Issuance Proposal.  In addition, there is not a sufficient number of authorized, unissued and available shares of our common stock to permit the issuance of the shares under the amendment to the Company’s 2018 Long-Term Incentive Plan set forth in Proposal Three.

Our Board believes that it is important to have available for issuance a number of authorized shares of our common stock sufficient to permit the conversion of the Convertible Preferred Stock if stockholders approve the Issuance Proposal and to meet our future corporate needs, including for issuances of shares under the amendment to the Company’s 2018 Long-Term Incentive Plan set forth in Proposal Three. If stockholders vote to approve the Issuance Proposal, we plan to use up to 6,956,500 of the additional authorized shares of our common stock to convert the outstanding shares of Convertible Preferred Stock into shares of common stock. We also plan to use a portion of the additional authorized shares of our common stock for the purpose of issuing shares under the Company’s 2018 Long-Term Incentive Plan. In addition, we are evaluating the future financing needs of our business, and we may use a portion of the additional authorized shares if we elect to raise capital by issuing shares of our common stock, issuing shares of our preferred stock that are convertible into shares of our common stock and/or issuing warrants that are exercisable for shares of our common stock. Other than these purposes, we do not have any current intentions to issue additional authorized shares of our common stock. Our Board believes that the availability of additional authorized shares of our common stock will provide us with the flexibility in the future to issue shares of our common stock for corporate purposes, and the additional authorized shares may, from time to time, be used for purposes of raising additional capital (including through sales of stock or securities convertible into or exercisable for shares of our common stock), settling outstanding obligations and acquiring companies or assets. We believe that the proposed increase in the number of authorized shares of our common stock will provide us with additional flexibility to meet business and financing needs as they arise.

Our Board will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of additional shares of common stock authorized under our Restated Certificate of Incorporation, as amended and as further amended by the Charter Amendment, except as may be required for a particular transaction by applicable law or regulatory agencies or by the Nasdaq Rules or the rules of any other stock market or exchange on which our common stock may then be listed.

The additional shares of our common stock, if issued, would have the same rights and privileges as the existing shares of our common stock. Any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock, and (unless such issuance was pro rata among existing stockholders) our existing stockholders’ percentage ownership of our common stock would be diluted accordingly.

Although an increase in the number of authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Effectiveness

The proposed increase in the number of authorized shares of our common stock would become effective immediately upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. We expect to file the Charter Amendment referenced in the Charter Proposal with the Secretary of State of the State of Delaware promptly upon approval of the Charter Proposal by our stockholders.

Required Vote of Stockholders

Approval of the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal. Accordingly, abstentions will have the same effect as a vote against the Charter Proposal. This proposal is a non-routine matter, and if you hold your shares in street name via a broker, bank or other nominee, your shares may not be voted by your broker, bank or other nominee if you do not submit voting instructions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CHARTER PROPOSAL.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel.  Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2019 with management and BDO USA, LLP, our independent registered public accounting firm.  The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.  This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee.  The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019 for filing with the SEC.  The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020.

Submitted by the Audit Committee of our Board:

Jess Roper, Chairman

Jonathan T. Lord, M.D.

Richard B. Lanman, M.D.

Garrett Sato

PROPOSAL SIX

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2020.  Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2020.  Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement.  However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the fiscal year ending December 31, 2020.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2019 and 2018.

	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Audit Fees (1)	$342,865	$277,186
Audit-Related Fees (2)	—	—
Tax Fees (2)	—	—
All Other Fees (2)	—	—
Total	$342,865	$277,186

(1)

Audit Fees.  Audit fees are fees incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings. Audit fees for 2019 include fees paid for services performed in connection with our registration statements and prospectus supplement filings with the SEC.

(2)	We did not engage BDO for any audit related services, tax advice or tax planning, or any other professional service during 2019 and 2018.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the PCAOB.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee.  This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months.  Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.  In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2019 and 2018 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the de minimis exceptions to pre-approval contained in SEC rules.

Recommendation of Our Board and Audit Committee

OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock by each person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records.  Percentage ownership is based on 31,532,387 shares of our common stock being issued and outstanding as of March 18, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Larry N. Feinberg(1)	5,703,515	18.1%
200 Greenwich Avenue Greenwich, Connecticut 06830
Jack W. Schuler(2)	6,269,310	19.9%
100 North Field Drive, Suite 360 Lake Forest, Illinois 60045

(1)

Based on the information provided in Amendment No. 18 to Schedule 13D, filed with the SEC on November 4, 2019 by Larry N. Feinberg, Oracle Partners, L.P. (“Oracle Partners”), Oracle Institutional Partners, L.P. (“Institutional Partners”), Oracle Ten Fund Master, L.P. (“Ten Fund”), Oracle Investment Management, Inc. Employees’ Retirement Plan (“Oracle Plan”), The Feinberg Family Foundation (“Feinberg Foundation”), Oracle Associates, LLC (“Oracle Associates”) and Oracle Investment Management, Inc. (“Oracle Investment”) (Mr. Feinberg, together with Oracle Partners, Institutional Partners, Ten Fund, Oracle Plan, Feinberg Foundation, Oracle Associates and Oracle Investment, the “Oracle Reporting Persons”), as adjusted to reflect the Reverse Stock Split. The Oracle Reporting Persons reported that Mr. Feinberg beneficially owns and has shared dispositive power with respect to 5,703,515 shares of our common stock, Oracle Partners beneficially owns and has shared voting and dispositive power with respect to 4,085,128 shares of our common stock, Institutional Partners beneficially owns and has shared voting and dispositive power with respect to 502,151 shares of our common stock, Ten Fund beneficially owns and has shared voting and dispositive power with respect to 1,057,951 shares of our common stock, Oracle Plan beneficially owns and has shared voting and dispositive power with respect to 47,885 shares of our common stock, Feinberg Foundation beneficially owns and has shared voting and dispositive power with respect to 10,400 shares of our common stock, Oracle Associates beneficially owns and has shared voting and dispositive power with respect to 5,645,230 shares of our common stock and Oracle Investment beneficially owns and has shared voting and dispositive power with respect to 5,645,230 shares of our common stock.

Such beneficial ownership includes warrants held by each of Mr. Feinberg, Oracle Associates and Oracle Investment, which are exercisable for 530,266 shares of our common stock each, (ii) in the case of Oracle Partners, for 409,082 shares of our common stock, (iii) in the case of Institutional Partners, for 63,566 shares of our common stock, and (iv) in the case of Ten Fund, for 57,617 shares of our common stock, totaling 530,266 shares issuable upon exercise of warrants held by the Oracle Reporting Persons.

Each of Mr. Feinberg, Oracle Partners, Institutional Partners, Ten Fund, Oracle Associates and Oracle Investment (the “Oracle Standstill Parties”) is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016 and November 9, 2017, with the Company, pursuant to which the Oracle Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if, after such purchase or acquisition, the aggregate beneficial ownership of the Oracle Reporting Persons and their affiliates and associates would exceed 41% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 31,532,387 shares of our common stock outstanding as of March 18, 2020, together with the addition of 530,266 shares issuable upon exercise of the warrants held by the Oracle Reporting Persons.

(2)

Based on the information provided in Amendment No. 14 to Schedule 13D, filed with the SEC on October 29, 2019 by Jack W. Schuler with respect to himself, the Jack W. Schuler Living Trust (the “Schuler Trust”), Renate Schuler, and the Schuler Family Foundation (the “Schuler Foundation,” and together with Mr. Schuler, Ms. Schuler and the Schuler Trust, the “Schuler Reporting Persons”), as adjusted to reflect the Reverse Stock Split. The Schuler Reporting Persons reported that Mr. Schuler beneficially owns and has shared voting and dispositive power with respect to 6,269,310 shares of our common stock, the Schuler Trust beneficially owns and has shared voting and dispositive power with respect to 1,478,090 shares of our common stock, Ms. Schuler beneficially owns and has shared voting and dispositive power with respect to  shares of our common stock and the Schuler Foundation beneficially owns and has shared voting and dispositive power with respect to 4,431,113 shares of our common stock. Such beneficial ownership excludes warrants held by the Schuler Foundation to purchase 360,107 shares of our common stock that are exercisable but the terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of our common stock. Such beneficial ownership includes warrants held by the Schuler Trust to purchase 170,159 shares of our common stock that became exercisable on February 8, 2017 and warrants held by the Schuler Foundation to purchase 360,107 shares of our common stock that became exercisable on October 18, 2017.

Each of the Schuler Reporting Persons is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016 and November 9, 2017, with the Company, pursuant to which the Schuler Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if, after such purchase or acquisition, the aggregate beneficial ownership of the Schuler Reporting Persons and their affiliates and associates would exceed 41% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 31,532,387 shares of our common stock outstanding as of March 18, 2020, together with the addition of 530,266 shares issuable upon exercise of the warrants held by the Schuler Reporting Persons.

The following table sets forth the beneficial ownership of shares of our common stock as of March 18, 2020 by (i) each current director, (ii) each named executive officer and (iii) all current directors and executive officers as a group.  Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.  Percentage ownership is based on 31,532,387 shares of our common stock outstanding as of March 18, 2020.  Shares underlying stock options or warrants exercisable within 60 days of March 18, 2020 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Owned Shares of Common Stock		Number of Shares Underlying Options or Warrants Exercisable or RSUs Releasable Within 60 Days of March 18, 2020	Percentage of Class
Todd A. Norbe(1)(2)	410,237		50,000	1.5%
Jonathan T. Lord, M.D.(1)	511,710	(3)	132,424	2.0%
Richard B. Lanman, M.D.(1)	110,073	(4)	70,606	*
Jess Roper(1)	83,333		75,152	*
Garrett Sato(1)	104,869	(5)	70,606	*
Elaine Wagner(1)(6)	44,374		70,606	*
Michael DiTolla(7)	—		98,738	*
John R. Beaver(2)	313,128	(7)	39,446	1.1%
All current directors and executive officers as a group (8 persons)	1,577,724		607,578	4.6%

*	Represents less than 1%.
(1)	Director
(2)	Named executive officer
(3)	Includes vested options to purchase 113,481 shares of our common stock and warrants to purchase 15,619 shares of our common stock
(4)	Includes vested options to purchase 29,039 shares of our common stock
(5)	Includes vested options to purchase 8,835 shares of our common stock
(6)	Joined the Board in October 2018
(7)	Joined the Board in November 2019

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials.  A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker or (2) direct your written request to:  BIOLASE, Inc., 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary.  Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker.  In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2021 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary, no later than [●], and must comply with additional requirements established by the SEC.  If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials.  Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before [●] or after [●].

Annual Report

A copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, which includes the financial statements, is available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting.  If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan T. Lord, M.D.

Chairman of the Board

Date:  April [●], 2020

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

EXHIBIT A

AMENDMENT NUMBER THREE TO THE BIOLASE, INC. 2018 LONG-TERM INCENTIVE PLAN

WHEREAS, BIOLASE, Inc., a Delaware corporation (the “Company”), maintains the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; and

WHEREAS, the Board deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to increase the available shares thereunder, subject to stockholder approval of such amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as the date on which the stockholders of the Company approve such amendment, as follows:

The first sentence of Section 1.5 of the Plan is hereby deleted in its entirety and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 12,221,101 shares of Common Stock shall be available for all awards under this Plan, other than Substitute Awards, reduced by the number of shares granted under the Prior Plan on or after March 1, 2018.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF
SERIES E PARTICIPATING CONVERTIBLE PREFERRED STOCK
OF
BIOLASE, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

BIOLASE, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was duly approved and adopted by a duly authorized committee of the Board of Directors of the Corporation (the “Board of Directors”) at a meeting of such committee, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority expressly set forth in the provisions of the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and the Seventh Amended and Restated Bylaws of the Corporation (the “Bylaws”), and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), there is hereby created, out of the 899,900 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Corporation remaining authorized, unissued and undesignated, a series of the Preferred Stock, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock):

SECTION 1 Designation of Amount.

(a) 70,000 shares of Preferred Stock shall be, and hereby are, designated the “Series E Participating Convertible Preferred Stock”, par value $0.001 per share (the “Series E Preferred Stock”).

(b) Subject to the requirements of the DGCL, the Certificate of Incorporation and this Certificate of Designations, the number of shares of Preferred Stock that are designated as Series E Preferred Stock may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of such shares then outstanding. Any shares of Series E Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall, automatically and without further action, be retired and canceled after the acquisition thereof, and may thereafter be reissued as part of a new series of any class or series of Preferred Stock in accordance with the Certificate of Incorporation.

SECTION 2 Certain Definitions.

Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

“Board of Directors” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Bylaws” shall have the meaning set forth in the preamble to this Certificate of Designations.

ACTIVE 249557397v.5

“Certificate of Incorporation” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

“Conversion Date” shall have the meaning set forth in Section 6(d).

“Conversion Price” means $0.5750, subject to adjustment from time to time in accordance with Section 6(c).

“Corporate Actions” means any and all corporate actions in furtherance of the full conversion of the outstanding shares of Series E Preferred Stock into shares of Common Stock, including, without limitation, effectuating an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

“Corporation” shall have the meaning set forth in the preamble to this Certificate of Designations.

“DGCL” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Initial Issue Date” means the date that shares of Series E Preferred Stock are first issued by the Corporation.

“Junior Securities” shall have the meaning set forth in Section 8(c).

“Liquidation” shall have the meaning set forth in Section 5(a).

“Nasdaq” means the Nasdaq Stock Market LLC.

“Parity Securities” shall have the meaning set forth in Section 8(b).

“Participating Dividends” shall have the meaning set forth in Section 4(a).

“person” means any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Preferred Stock” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Recommendation” shall have the meaning set forth in Section 6(a).

“Redemption Date” shall have the meaning set forth in Section 7(b).

“Redemption Price” shall have the meaning set forth in Section 7(a).

“Requisite Holders” means the holders of at least a majority of the then outstanding shares of Series E Preferred Stock.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 6(a).

“Senior Securities” shall have the meaning set forth in Section 8(a).

“Series E Preferred Stock” shall have the meaning set forth in Section 1(a).

“Series E Recapitalization Event” means any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event involving a change in the capital structure of the Series E Preferred Stock.

“Stated Value” means the per share stated value for a share of Series E Preferred Stock of $57.50.

“Stockholders’ Meeting” shall have the meaning set forth in Section 6(a).

“subsidiary” means, with respect to any person, (a) a company a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a company) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

“Subsidiary” shall mean a subsidiary of the Corporation.

SECTION 3 Voting Rights.

(a) General. Except as otherwise provided by the DGCL, other applicable law or as provided in this Certificate of Designations, the holders of Series E Preferred Stock shall not be entitled to vote (or render written consents) on any matter submitted for a vote (or written consents in lieu of a vote as permitted by the DGCL, the Certificate of Incorporation and the Bylaws) of holders of Common Stock.

(b) Protective Provisions. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the affirmative vote (or written consent as permitted by the DGCL, the Certificate of Incorporation and Bylaws) of the Requisite Holders, voting (or consenting) as a separate class:

(i) amend, alter, modify or repeal (whether by merger, consolidation or otherwise) this Certificate of Designations, the Certificate of Incorporation or the Bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of, the Series E Preferred Stock (in each case, including without limitation, changing the total number of Series E Preferred Stock that the Corporation shall have the authority to issue);

(ii) reclassify, alter or amend any securities of the Corporation or any Subsidiary in a manner that adversely affects the designations, preferences, powers and/or the relative participating, optional or other special rights, or the restrictions provided for the benefit of the Series E Preferred Stock;

(iii) in any manner authorize, create, designate, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as Senior Securities or Parity Securities or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either Senior Securities or Parity Securities, except as may be necessary in connection with the declaration and payment of in-kind dividends to holders of outstanding shares of Series E Preferred Stock;

(iv) enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Corporation’s ability to perform its obligations under this Certificate of Designations, including the ability of the Corporation to pay dividends or make any redemption or other liquidation payment required hereunder;

(v) purchase or redeem (or permit any Subsidiary to purchase or redeem) or pay or declare any dividend, or make any distribution on, any shares of capital stock of the Corporation, other than redemptions of or dividends or distributions on the Series E Preferred Stock or any dividend or other distribution that would qualify as a Participating Dividend, in each case as expressly authorized herein; or

(vi) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the Requisite Holders.

In addition, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the affirmative consent (or written consent as permitted by the DGCL, the Certificate of Incorporation and Bylaws) of The Benchmark Company and Dougherty & Company LLC or their respective designees, amend, alter, modify or repeal (whether by merger, consolidation or otherwise) this Certificate of Designations in any manner that adversely affects the holders of the Common Stock (including without limitation, increasing the total number of Series E Preferred Stock that the Corporation shall have the authority to issue), as reasonably determined by such underwriters or their respective designees.

SECTION 4 Dividends.

(a) Participating Dividends. If the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock, the holders of the outstanding shares of Series E Preferred Stock shall be entitled to the amount of dividends as would be payable in respect of the number of shares of Common Stock into which the shares of Series E Preferred Stock held by each holder thereof could be converted, without regard to any restrictions on conversion, in accordance with the provisions of Section 6 hereof, such number to be determined as of the record date for determination of holders of Common Stock entitled to receive such dividend or, if no such record date is established, as of the date of such dividend (“Participating Dividends”). Participating Dividends are payable at the same time as and when dividends on the Common Stock are paid to the holders of Common Stock.

(b) Authorization of Dividends. Prior to declaring any cash dividend on the shares of Series E Preferred Stock, the Corporation shall take all actions necessary or advisable under the DGCL to permit the payment of Participating Dividends to the holders of Series E Preferred Stock.

SECTION 5 Liquidation Preference.

(a) Liquidation Preference of Series E Preferred Stock. Subject to Section 5(b) below, in the event of any liquidation, dissolution, or winding up of the Corporation whether voluntary or involuntary (each, a “Liquidation”), the holders of Series E Preferred Stock shall be entitled to have set apart for them, or to be paid, out of the assets of the Corporation available for distribution to stockholders (whether such assets are capital, surplus or earnings) after provision for payment of all debts and liabilities of the Corporation in accordance with the DGCL, before any distribution or payment is made with respect to any shares of Junior Securities and subject to the liquidation rights and preferences of any class or series of Senior Securities and Parity Securities, an amount equal to the greater of (i) the Stated Value per share of Series E Preferred Stock (which amount shall be subject to an equitable adjustment in the event of any Series E Recapitalization Event) plus the amount of all accrued and unpaid Participating Dividends thereon, up to and including the date full payment shall be tendered to the holders of the Series E Preferred Stock with respect to such Liquidation and (ii) such amount as would have been payable on the number of shares of Common Stock into which the shares of Series E Preferred Stock held by each holder thereof could have been converted immediately prior to such Liquidation, without regard to any restrictions on conversion, in accordance with the provisions of Section 6 hereof.

(b) Insufficient Assets. If, upon any Liquidation, the assets legally available for distribution among the holders of the Series E Preferred Stock and any Parity Securities of the Corporation shall be insufficient to permit payment to such holders of the full preferential amounts as provided for in Section 5(a) above, then such holders shall share ratably in any distribution of available assets according to the respective amounts which would otherwise be payable with respect to the securities held by them upon such liquidating distribution if all amounts payable on or with respect to such securities were paid in full, based upon the aggregate liquidation value payable upon all shares of Series E Preferred Stock and any Parity Securities then outstanding.

(c) Distribution to Junior Securities. After such payment shall have been made in full to the holders of the Series E Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series E Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Junior Securities in accordance with the terms of such securities.

(d) Equitable Adjustments. The amounts to be paid or set aside for payment as provided above in this Section 5 shall be proportionately increased or decreased in inverse relation to the change in the number of outstanding shares resulting from any Series E Recapitalization Event.

SECTION 6 Conversion.

(a)  Requisite Stockholder Approval.  Subject to applicable law, the rules and regulations of Nasdaq and the Certificate of Incorporation and Bylaws, the Corporation covenants that it shall establish a record date for, call, give notice of, convene and hold a meeting of the holders of the Common Stock of the Corporation (the “Stockholders’ Meeting”), no later than June 1, 2020, for the purpose of voting upon the approval and authorization of the Corporate Actions, in accordance with applicable law and the rules and regulations of Nasdaq.  Notwithstanding the foregoing, (i) if there are insufficient shares of Common Stock necessary to establish a quorum at the Stockholders’ Meeting, the Corporation may postpone or adjourn the date of the Stockholders’ Meeting to the extent (and only to the extent) the Corporation reasonably determines that such postponement or adjournment is necessary in order to conduct business at the Stockholders’ Meeting, (ii) the Corporation may postpone or adjourn the Stockholders’ Meeting to the extent (and only to the extent) the Corporation reasonably determines that such postponement or adjournment is required by applicable law, and (iii) the Corporation may postpone or adjourn the Stockholders’ Meeting to the extent (and only to the extent) the Corporation reasonably determines that such postponement or adjournment is necessary to solicit sufficient proxies to secure the favorable vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Stockholders’ Meeting with respect to the Corporate Actions (the “Requisite Stockholder Approval”).  The Corporation shall solicit from stockholders of the Corporation proxies in favor of the approval and authorization of the Corporate Actions in accordance with applicable law and the rules and regulations of Nasdaq, and, except as required to comply with fiduciary duties under applicable law, the Board of Directors shall (x) recommend that the Corporation’s stockholders vote to approve and authorize the Corporate Actions (the “Recommendation”), (y) use its reasonable best efforts to solicit such stockholders to vote in favor of the Corporate Actions and (z) use its reasonable best efforts to take all other actions necessary or advisable to secure the favorable votes of such stockholders required to approve and effect all of the Corporate Actions. The Corporation shall establish a record date for, call, give notice of, convene and hold the Stockholders’ Meeting in accordance with this Section 6, whether or not the Board of Directors at any time subsequent to the Initial Issue Date shall have changed its position with respect to its Recommendation or determined that any or all of the Corporate Actions are no longer advisable and/or recommended that stockholders of the Corporation reject any or all of the Corporate Actions. Except as required to comply with fiduciary duties under applicable law, the Board of Directors shall not (i) withdraw or modify the Recommendation in a manner adverse to any holder, or adopt or propose a resolution to withdraw or modify the Recommendation that is or becomes disclosed publicly and which can reasonably be interpreted to indicate that the Board of Directors or any committee thereof does not support the Corporate Actions or does not believe that the Corporate Actions are in the best interests of the Corporation’s stockholders or (ii) fail to reaffirm, without qualification, the Recommendation, or fail to state publicly, without qualification, that the Corporate Actions are in the best interests of the Corporation’s stockholders after any holder requests in writing that such action be taken.

(b)  Automatic Conversion. The Corporation covenants that it shall file with the Secretary of State of the State of Delaware a certificate of amendment to its Certificate of Incorporation reflecting the approval of the Corporate Actions promptly following receipt of the Requisite Stockholder Approval.   Upon such filing, all shares of Series E Preferred Stock shall be automatically converted, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of fully paid and nonassessable shares of Common Stock equal to the number obtained by dividing (i) the Stated Value of such Series E Preferred Stock, plus the amount of any accrued but unpaid Participating Dividends as of the Conversion Date by (ii) the Conversion Price in effect on the Conversion Date (determined as provided in this Section 6).

(c) Fractions of Shares. Fractional shares shall not be issued in connection with any conversion. If any fractional interest in a share would be deliverable upon conversion, such fractional share shall be rounded up to the next whole number.

(d) Adjustments to Conversion Price.

(i) Waiver of Adjustment to Conversion Price. Notwithstanding anything to the contrary contained herein, the Requisite Holders can waive any adjustment to the Conversion Price.

(ii) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Initial Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series E Preferred Stock shall be increased in proportion to such increase in outstanding shares. In the event that such dividend, subdivision or split-up is ultimately not so made, the Conversion Price shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend, subdivision or split-up, as though the record date thereof had not been fixed.

(iii) Upon Combinations. If, at any time after the Initial Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, immediately following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be decreased in proportion to such decrease in outstanding shares. In the event that such combination is ultimately not so made, the Conversion Price shall be readjusted, effective as of the date when the Board of Directors determines not to make such combination, as though the record date thereof had not been fixed.

(iv) Capital Reorganization, Reclassification, Merger or Sale of Assets. If at any time or from time to time there shall be (A) a capital reorganization of the Common Stock, (B) a reclassification of the Common Stock (other than a subdivision, split-up or combination of shares provided for elsewhere in this Section 6) or (C) a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, reclassification, merger, or consolidation or sale, provision shall be made so that holders of Series E Preferred Stock, as the case may be, shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock, the kind and amount of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series E Preferred Stock immediately prior to such capital reorganization, reclassification, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6(d) with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, reclassification, merger, consolidation or sale to the end that the provisions of this Section 6(d), including adjustment of the Conversion Price then in effect for the Series E Preferred Stock and the number of shares issuable upon conversion of the Series E Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(d) Conversion Procedures. As of the date the Series E Preferred Stock automatically converts into Common Stock pursuant to Section 6(b) (the “Conversion Date”), the rights of each holder of shares of Series E Preferred Stock as a holder shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, (i) each holder of shares of Series E Preferred Stock shall surrender the certificate evidencing such share of Series E Preferred Stock, duly endorsed or assigned to the Corporation in blank, at any office or agency of the Corporation maintained for such purpose, and (ii) the Corporation shall issue and shall deliver at any office or agency of the Corporation maintained for the surrender of Series E Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, as provided in Section 6(b).

(e) Notice of Adjustment of Conversion Price; Calculations. Whenever the provisions of Section 6(d) require that the Conversion Price be adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(d) and shall prepare a certificate signed by the Corporation’s chief executive officer or chief financial officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series E Preferred Stock and mailed by the Corporation at its expense to all holders of Series E Preferred Stock at their last addresses as they shall appear in the stock register.  All calculations under this Section 6 shall be made to the nearest cent.

(f) Taxes on Conversions. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series E Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series E Preferred Stock to be converted (nor shall the Corporation be responsible for any other taxes payable by the holders of the Series E Preferred Stock), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7 Redemption of Series E Preferred Stock.

(a) Redemption at the Option of the Corporation. At any time and from time to time on or after the third anniversary of the Initial Issue Date, the Corporation may elect, by delivering an irrevocable written notice to the holders of Series E Preferred Stock, to redeem all or any portion of the Series E Preferred Stock held by such holder at a price per share (the “Redemption Price”) equal to the Stated Value per share plus an amount equal to all accrued and unpaid Participating Dividends thereon to the date of such notice. The Corporation shall, unless otherwise prevented by law, rule, regulation or contractual obligation, redeem from such holder on the Redemption Date the number of shares of Series E Preferred Stock identified in such notice of election.

(b) Redemption Closing. The closing of the Corporation’s redemption of the Series E Preferred Stock pursuant to this Section 7 shall take place at 11:00 a.m. Eastern Time on the date specified in the notice delivered pursuant to Section 7(a) that is no later than five (5) Business Days following the date of such notice (the “Redemption Date”) at the Corporation’s principal executive office or other mutually agreed upon location where the closing will occur. At the closing, the Corporation shall pay to each holder of Series E Preferred Stock from whom shares of Series E Preferred Stock are being redeemed an amount equal to the aggregate applicable Redemption Price for all such shares against receipt from such holder of the certificate or certificates, duly endorsed or assigned to the Corporation in blank, representing the shares of Series E Preferred Stock being redeemed. All such payments shall be made by wire transfer of immediately available funds or, if any such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check payable to the order of the holder. In the case of any certificate evidencing shares of Series E Preferred Stock that is redeemed in part only, upon such redemption the Corporation shall also execute and deliver a new certificate evidencing the number of shares of Series E Preferred Stock that are not redeemed.

(c) Effect of Redemption. From and after the close of business on the applicable Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights (except the right to receive the Redemption Price) of the holders of Series E Preferred Stock with respect to the shares of Series E Preferred Stock to be redeemed on such date shall cease and terminate, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything contained herein to the contrary, (A) if the Corporation defaults in the payment of the Redemption Price, the rights of such holders with respect to such shares of Series E Preferred Stock shall continue until the Corporation cures such default, and (B) without limiting any other rights of such holders, upon the occurrence of a subsequent Liquidation, with respect to the shares of Series E Preferred Stock in respect of which the payment of the Redemption Price has not occurred, such holders shall be accorded the Liquidation rights set forth in Section 5 hereof in respect of such remaining shares, as if no prior redemption request had been made. The shares of Series E Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

(d) Acquisitions of Series E Preferred Stock. Neither the Corporation nor any Subsidiary shall offer to purchase, redeem or acquire any shares of Series E Preferred Stock other than pursuant to the terms of this Certificate of Designations or pursuant to a purchase offer made to all holders of Series E Preferred Stock pro rata based upon the number of such shares owned by each such holder.

SECTION 8 Ranking.

For purposes of this Certificate of Designations, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to the shares of this Series E Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series E Preferred Stock (any such securities, “Senior Securities”);

(b) pari passu to the shares of this Series E Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, pari passu with the holders of shares of this Series E Preferred Stock (any such securities, “Parity Securities”);

(c) junior to shares of this Series E Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series E Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes (any such securities, “Junior Securities”).

SECTION 9 Miscellaneous.

(a)Notices. Any and all communications or deliveries to be provided by the holders of the Series E Preferred Stock hereunder shall be in writing and delivered personally, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 4 Cromwell, Irvine, California 92618, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by electronic communication, or sent by a nationally recognized overnight courier service addressed to each holder at the address of such holder appearing on the Series E Preferred Stock register maintained by the Corporation, or if no such address appears on such register, at the principal place of business of such holder. Any notice, communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic communication prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via electronic communication between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)Lost or Mutilated Series E Preferred Stock Certificate. If a holder’s Series E Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series E Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c)Waiver; Amendments. Any waiver by the Corporation or a holder of the Series E Preferred Stock of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations or a waiver by any other such holders. The failure of the Corporation or a holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party (or any other holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver by the Corporation or a holder must be in writing.  Notwithstanding anything to the contrary herein, the amendment or waiver of any provisions of this Certificate of Designations may be effected with the written approval of the Company and the Requisite Holders.

(d)Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(e)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be duly executed by the undersigned, this _____ day of October, 2019.

John R. Beaver Chief Financial Officer

EXHIBIT C

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated October 24, 2019, is entered into by and among (i) BIOLASE, Inc., a Delaware corporation (the “Company”), and (ii) each investor identified on Schedule I (each, including its successors and permitted assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investors an aggregate of 69,565 shares (the “Securities”) of Series E Participating Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), of the Company, which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), in accordance with the terms set forth in the Certificate of Designations establishing the Series E Preferred Stock attached hereto as Exhibit A (the “Certificate of Designations”) in a private placement pursuant to Section 4(a)(2) of and/or Regulation D under the Securities Act of 1933 (the “Securities Act”); and

WHEREAS, pursuant to the terms and conditions of the Certificate of Designations, the conversion of the Series E Preferred Stock shall be subject to receipt of the Requisite Stockholder Approval (as defined therein).

NOW THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Purchase and Sale of Securities. Subject to the terms and conditions hereof, each Investor agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell to the Investors at the Closing, the number of Securities set forth opposite each such Investor’s name on Schedule I for the price of $57.50 per Security and for the aggregate purchase price set forth on Schedule I (the “Purchase Price”).

2.Issuance of Securities. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

3.The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the headquarters of the Company, on the third (3rd) Business Day (as defined below) after the date hereof, or at such other time and place as the Company may designate by notice to the Investors (such date and time being referred to herein as the “Closing Date”). The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

ACTIVE 249557397v.5

4.Payment for Securities. The Purchase Price shall be received by the Company from the Investors by wire transfer of immediately available funds to an account designated in writing by the Company or by other means approved by the Company at or prior to the Closing. At the Closing, following the receipt by the Company of the entire portion of the Purchase Price payable by an Investor, the Company shall deliver to such Investor copies of (a) a certificate evidencing the number of Securities set forth opposite such Investor’s name on Schedule I, registered in the name of such Investor and bearing the legend set forth in Section 10 (the original of such certificate to be delivered to such Investor as promptly as practicable after the Closing Date but in no event more than three (3) Business Days after the Closing Date) and (b) a certificate from the Secretary of State of the State of Delaware evidencing the filing of the Certificate of Designations substantially in the form attached hereto as Exhibit A.

5.Representations and Warranties of the Company. Except as otherwise specifically described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and any Current Reports on Form 8-K filed by the Company subsequent to December 31, 2018 and through the date of this Agreement with the Securities and Exchange Commission (the “Commission”), including the information incorporated by reference therein (collectively, the “Disclosure Package”), the Company hereby represents and warrants to and covenants with the Investors, as of the date hereof and as of the Closing, that:

(a)Organization, Good Standing and Qualification. The Company is duly incorporated and validly existing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b)Authorization. The Company has all corporate right, power and authority to enter into this Agreement and, subject to receipt of the Requisite Stockholder Approval, to consummate the transactions contemplated hereby. Subject to receipt of the Requisite Stockholder Approval, all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the authorization, sale, issuance and delivery of the Securities contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(c)Capitalization.

(i)As of October 18, 2019, the authorized capital stock of the Company consisted of 1,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), none of which were issued and outstanding, and 40,000,000 shares of Common Stock, 21,954,423 shares of which were issued and outstanding. The Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock.” All of the issued and outstanding shares of Capital Stock have been duly authorized, validly issued and are fully paid and nonassessable. As of October 18, 2019, 7,855,391 shares of Common Stock are issuable upon the exercise or vesting of outstanding warrants, options, restricted stock units and other stock-based awards and 780,000 shares of Common Stock are reserved for future awards under the Company’s 2018 Long-Term Incentive Plan, as amended. Except as otherwise set forth in this Agreement, and except as contemplated in the Concurrent Common Stock Offering (as defined below), as of the date hereof there are no outstanding options, warrants, rights (including conversion or preemptive rights), agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued Capital Stock of the Company or obligating the Company to issue or sell any share of Capital Stock of, or other equity interest in, the Company.

(ii)The issuance of the Securities has been duly authorized and the Securities, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws). Subject to receipt of the Requisite Stockholder Approval, the Conversion Shares, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable, and shall be free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws). Upon receipt of the Requisite Stockholder Approval, the Company shall have reserved such number of shares of Common Stock sufficient to enable the full conversion of all of the Securities.

(d)Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than the Requisite Stockholder Approval, filings that have been made, or will be made, pursuant to the rules and regulations of the Nasdaq Capital Market (“Nasdaq”), post-sale filings that may be required pursuant to applicable federal and State Securities Laws which the Company undertakes to file or obtain within the applicable time periods, and the filing of the Certificate of Designations with the Delaware Secretary of State.

(e)Securities Laws. Assuming the accuracy of each Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

(f)Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company or any of its directors and officers that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company or any subsidiary or any of their respective directors and officers which would have, either individually or in the aggregate, a Material Adverse Effect (as defined below).

(g)Filings. Since January 1, 2019, the Company has filed all forms, reports and documents required to be filed by it with the Commission (collectively, the “Company SEC Reports”). As of the respective dates they were filed (except if amended, updated or superseded by a filing made by the Company with the Commission prior to the date of this Agreement, then on the date of such filing), the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), as the case may be, and the applicable rules and regulations of the Commission thereunder.

(h)Financial Statements. The consolidated financial statements of the Company (including any notes thereto) contained in the Disclosure Package (i) complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q or Form 8-K) and (iii) each presented fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect). The Company has not had any material disagreement with its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year-to-date, which disagreements would require disclosure to the Company’s Board of Directors.

(i)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the sale of the Securities pursuant to this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 5 that may be due in connection with the transactions contemplated by this Agreement.

(j)Acknowledgment Regarding the Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to the Investors that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(k)Acknowledgment Regarding the Investor’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 6(a)(iv) and Section 12), it is understood and acknowledged by the Company that: (i) the Investors have not been asked by the Company to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Investor, specifically including short sales or “derivative” transactions, before or after the Closing, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Investor, and counter-parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) no Investor shall be deemed to have any affiliation with or control over any arm’s-length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investors may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of this Agreement.

(l)No Disqualification Event.  None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of any Securities (but, in each case, excluding the Investors, as to whom no representation is made) (each, an “Issuer Covered Person” and, collectively, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. The Issuer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Investors a copy of any disclosures provided thereunder.

6.Representations and Warranties of the Investors. As of the date hereof and as of the Closing, each Investor, severally and not jointly, hereby represents and warrants to and covenants with the Company that:

(a)General.

(i)Such Investor has all requisite authority to purchase the Securities, enter into this Agreement and to perform all the obligations required to be performed by such Investor hereunder, and such purchase will not contravene any law, rule or regulation binding on such Investor or any investment guideline or restriction applicable to such Investor.

(ii)Such Investor is acquiring the Securities for its own account and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii)Such Investor will comply with all applicable laws and regulations such Investor is required to comply with in connection with the purchase or sale of Securities in effect in any jurisdiction in which such Investor purchases or sells Securities and obtain any consent, approval or permission such Investor is required to obtain in connection with such purchase or sale of Securities under the laws and regulations of any jurisdiction to which such Investor is subject or in which such Investor makes such purchases or sales, and the Company shall have no responsibility therefor.

(iv)Other than consummating the transactions contemplated hereby, such Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Investor first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereby and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(b)Information Concerning the Company.

(i)Such Investor understands and accepts that the purchase of the Securities involves various risks. Such Investor represents that it is able to bear a complete loss of its investment in the Securities.

(ii)Such Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to such Investor in deciding to invest in the Securities. Such Investor acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining such Investor’s authority to invest in the Securities.

(iii)Such Investor acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules hereto) and the Disclosure Package and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (B) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(iv)Such Investor understands that, unless such Investor notifies the Company in writing to the contrary at or before the Closing, each of such Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by such Investor.

(v)Such Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(vi)Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(c)Non-reliance.

(i)Such Investor represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities shall not be considered investment advice or a recommendation to purchase the Securities.

(ii)Except as expressly provided herein, such Investor confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) an of investment in the Securities or (B) made any representation to such Investor regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, such Investor is not relying on the advice or recommendations of the Company and such Investor has made its own independent decision that the investment in the Securities is suitable and appropriate for such Investor.

(d)Status of the Investor.

(i)Such Investor has such knowledge, sophistication, skill and experience in business, financial and investment matters that such Investor is capable of evaluating the merits and risks of an investment in the Securities, and has so evaluated the merits and risks of such investment. With the assistance of such Investor’s own professional advisors, to the extent that such Investor has deemed appropriate, such Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Agreement. Such Investor has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and such Investor is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

(ii)At the time such Investor was offered the Securities, such Investor was, and as of the date hereof such Investor is, and on the Closing Date, such Investor will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act, and not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and State Securities Laws in connection with the purchase and sale of the Securities.

(e)Restrictions on Transfer or Sale of Securities.

(i)Such Investor is acquiring the Securities solely for such Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable State Securities Laws and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable State Securities Laws (this representation and warranty not limiting such Investor’s right to sell the Conversion Shares pursuant to the Registration Statement (as defined below) or otherwise in compliance with applicable federal law and State Securities Laws). Such Investor understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Investor and of the other representations made by such Investor in this Agreement. Such Investor understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)Such Investor understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that such Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom such as the exemption and safe harbor provided under Rule 144 of the Securities Act.

(iii)Such Investor agrees that such Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act or in a transaction which is exempt from the registration provisions of the Securities Act such as the exemption and safe harbor provided under Rule 144 of the Securities Act; that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and that the Company and its affiliates and transfer agent shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions. The Company acknowledges and agrees that such Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge.

(iv)No Disqualification Events. Each Investor represents that neither it, nor any of its directors, officers, general partners or managing members, is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Securities Act and (ii) a description of which has been furnished in writing to the Issuer prior to the date hereof.

7.Conditions to Obligations of the Investors and the Company. The obligations of the Investors to purchase and pay for the Securities are subject to the condition that the representations and warranties of the Company contained in Section 5 shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing, and the obligation of the Company to sell the Securities is subject to the condition that the representations and warranties of the Investors contained in Section 6 shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing. The obligations of the Investors to purchase and pay for the Securities and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following further conditions precedent:

(a)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)There shall not have been a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any event, change, violation, inaccuracy, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, or result in a material adverse change in, as the case may be, the business, operations, properties, condition (financial or otherwise), assets, liabilities or results of operations of the Company, except for any such events, changes, violations, inaccuracies, circumstances or effects resulting from (i) any changes in general economic, regulatory or political conditions, (ii) any changes or events generally affecting the industry in which the Company operates, (iii) any adverse change or effect that is caused by the announcement of the transactions contemplated by this Agreement, or (iv) any violations or other matters arising from changes in law or GAAP; unless in any such instance such change or effect described in (i), (ii) or (iv) impacts the Company in a materially disproportionate manner relative to a preponderance of the other similar entities impacted by such change.

(c)The Company shall have completed the concurrent public offering of Common Stock being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-233629) (the “Concurrent Common Stock Offering”).

8.Certain Covenants of the Company.

(a)The Company hereby agrees to use reasonable best efforts (i) to maintain the listing or quotation of the Common Stock on Nasdaq (or such other trading market that the Company applies to have the Common Stock traded on) for so long as any Investor owns unregistered Securities and (ii) as promptly as practicable following the receipt of the Requisite Stockholder Approval, to secure the listing of the Conversion Shares (subject to official notice of issuance) on such trading market.

(b)The Company shall file a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby. The Company shall, prior to such filing, furnish to the Investors for review a copy of such Form 8-K and press release. Such press release will be issued prior to market open on the Business Day following the date of this Agreement and the Form 8-K will be filed within the time prescribed by the regulations of the Commission.

(c)For so long as any Investor holds unregistered Securities, (i) the Company shall use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and (ii) if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Conversion Shares under Rule 144.

(d)No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that any Investor is an “Acquiring Person” or a “20% Stockholder” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company or that any Investor could be deemed to trigger the provisions of any such plan or arrangement by virtue of receiving Securities pursuant to this Agreement.

(e)The Company shall continue to reserve and keep available at all times from the date of receipt of the Requisite Stockholder Approval through the date on which the Securities have been converted in full, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to any conversion of any Securities in accordance with the Certificate of Designations.

9.Registration Rights.

(a)Shelf Registration.

(i)The Company shall use commercially reasonable efforts to file no later than 30 days after receipt of the Requisite Stockholder Approval (the “Filing Date”) a registration statement covering the resale of the Conversion Shares (the “Registrable Shares”) with the Commission for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Shares, by such other means of distribution of Registrable Shares as the Investors may reasonably specify (the “Initial Registration Statement”).

(ii)The Company shall use commercially reasonable efforts to effect the registration (including a declaration of effectiveness thereof by the Commission) and applicable qualifications or compliances (including the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable State Securities Laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as practicable after the filing of the Initial Registration Statement, but in any event prior to the date which is 90 days after the Filing Date (the “Effectiveness Date”). The Company shall, within two (2) Business Days after the Effectiveness Date, file a final prospectus with the Commission as required by Rule 424 under the Securities Act.

(iii)In the event that all of the Registrable Shares cannot, as a result of the rules and regulations of the Commission, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Investors, (ii) use commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (iii) withdraw the Initial Registration Statement and use commercially reasonable efforts to file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Shares permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Shares on Form S-3, such other form available to register for resale the Registrable Shares as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Shares. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use commercially reasonable efforts to file with the Commission, as promptly as practicable, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Shares on Form S-3, such other form available to register for resale those Registrable Shares that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements” and, collectively with the Initial Registration Statement and the New Registration Statement, the “Registration Statements”).

(iv)Notwithstanding any other provision of this Agreement, if the Commission limits the number of Registrable Shares permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Shares), unless otherwise directed in writing by any Investor as to its Registrable Shares, the number of Registrable Shares to be registered on such Registration Statement will be reduced as follows:

(1)First, the Company shall reduce or eliminate any securities to be included other than Registrable Shares;

(2)Second, the Company shall reduce Registrable Shares (applied to the Investors on a pro rata basis based on the total number of unregistered Registrable Shares held by such Investors).

In the event of a cutback hereunder, the Company shall give the Investors at least three (3) Business Days prior written notice along with the calculations as to such Investor’s allotment.

(b)Fees and Expenses. All expenses incurred by the Company in complying with Section 9(a), including all registration, qualification and filing fees, printing expenses, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Investor or any holder of Registrable Shares) shall be borne by the Company. All selling commissions applicable to the sale of Registrable Shares and all fees and expenses of legal counsel for any Investor or any holder of Registrable Shares related to the registration and sale of the Registrable Shares shall be borne by the Investor or holder of Registrable Shares incurring such commissions, fees or expenses.

(c)Certain Actions and Notifications. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Investors as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under State Securities Laws which the Company determines to obtain, continuously effective with respect to the Investors, and to keep the applicable Registration Statement effective until the earlier of (A) two (2) years from the Closing Date, (B) the date by which all the Registrable Shares may be sold without volume or manner of sale restrictions which may be applicable to affiliates under Rule 144, or (C) the date on which all of the Registrable Shares are sold. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)advise the Investors within five (5) Business Days:

(1)when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or, to the Company’s knowledge, the initiation of any proceedings for such purpose;

(4)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or, to the Company’s knowledge, the initiation or threatening of any proceeding for such purpose; and

(5)subject to the provisions of this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(iii)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)if any Investor so requests in writing, promptly furnish to such Investor, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the Commission;

(v)during the Registration Period, promptly deliver to the Investors, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as any Investor may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by such Investor of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by a prospectus or any amendment or supplement thereto;

(vi)during the Registration Period, if any Investor so requests in writing, deliver to such Investor, without charge, (i) one copy of the following documents, other than those documents available via the Commission’s EDGAR system: (A) its annual report on Form 10-K (or similar form), (B) its definitive proxy statement with respect to its annual meeting of stockholders, (C) each of its quarterly reports on Form 10-Q, and (D) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (D); provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

(vii)prior to any public offering of Registrable Shares pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under State Securities Laws of such United States jurisdictions as any Investor reasonably request in writing; provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Shares covered by any such Registration Statement;

(viii)upon the occurrence of any event contemplated by Section 9(c)(ii)(5), except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, and taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, the Company shall use its commercially reasonable efforts to prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ix)otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Shares;

(x)use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

(xi)cooperate with any broker-dealer through which any Investor proposes to resell its Registrable Shares in such broker-dealer’s filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by such Investor.

(d)No Delays. The Investors shall not have the right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 9(a) as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(e)Special Interest. If the Company has not (i) filed the Initial Registration Statement by the Filing Date or (ii) effected the registration of the Registrable Shares by the Effectiveness Date (each such event referred to in clauses (i) and (ii), a “Registration Default”), then the Company shall pay to the Investors interest (“Special Interest”) in an amount per annum equal to 0.25% of such Investor’s Purchase Price for each day that the Registration Default continues; provided, however, that the Company shall in no event be required to pay Special Interest for more than one Registration Default at any given time. A Registration Default ends upon termination of the Registration Period or, if earlier, (x) in the case of a Registration Default under clause (i) of the definition thereof, when the Initial Registration Statement is filed with the Commission or (y) in the case of a Registration Default under clause (ii) of the definition thereof, when the Initial Registration Statement becomes or is declared effective by the Commission. All accrued Special Interest shall be paid by the Company to each Investor on a quarterly basis to an account designated in writing by such Investor. Notwithstanding anything contained herein to the contrary, the payment of Special Interest shall be the only remedy available to the Investor for any Registration Default.

(f)Indemnification.

(i)To the extent permitted by law, the Company shall indemnify each Investor and each person controlling such Investor within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(f)(iii)), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Investor and each person controlling such Investor, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of the failure of such Investor to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Shares, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time any Registration Statement becomes effective or in an amended prospectus filed with the Commission pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of such Investor or any such controlling person, if a copy of a Final Prospectus furnished by the Company to such Investor for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(ii)Each Investor shall, severally and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(f)(iii)), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor for use in preparation of any Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability of such Investor under this section shall be limited to the proceeds received by such Investor from the sale of Registrable Shares.

(iii)Each party entitled to indemnification under this Section 9(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall note be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(iv)If the indemnification provided for in this Section 9(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(f), no Investor shall be required to contribute pursuant to this Section 9(f), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Shares exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(g)Disclosure, Etc.

(i)Not less than five (5) Business Days prior to the filing of each Registration Statement, the Company shall furnish to each Investor copies of such Registration Statement and all exhibits being filed therewith, and shall consider in good faith the reasonable comments of such Investor. Notwithstanding the foregoing sentence, the Company shall not be obligated to provide the Investors advance copies of any universal shelf registration statement registering securities in addition to those required hereunder.

(ii)Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Shares so that, as thereafter delivered to the Investor, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, such Investor will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement and prospectus contemplated by Section 9(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, such Investor shall deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(iii)Each Investor shall suspend, upon request of the Company, any disposition of Registrable Shares pursuant to any Registration Statement and prospectus contemplated by Section 9(a) during the occurrence or existence of any pending corporate development with respect to the Company that the Board of Directors of the Company believes in good faith may be material and that, in the determination of the Board of Directors of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or prospectus. The Company shall be entitled to exercise its right under this paragraph to suspend the availability of a Registration Statement and prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(iv)Upon the occurrence of any event contemplated by Section 9(g)(iii), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, the Company shall prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use its best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 9(g) to suspend the availability of a Registration Statement and prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(v)As a condition to the inclusion of its Registrable Shares, each Investor shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 9.

(vi)Each Investor hereby covenants with the Company not to make any sale of the Registrable Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied (unless such sale is pursuant to Rule 144).

(vii)Each Investor agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(viii)At the end of the Registration Period, each Investor shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold, and the Investors shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

(h)Assignment. The rights to cause the Company to register Registrable Shares granted to the Investors by the Company under Section 9(a) may be assigned by any Investor in connection with a transfer by such Investor of all or a portion of its Registrable Shares, provided, however, that such Investor must give the Company at least 10 days prior notice of such transfer for such transfer to be reflected in the Registration Statement or any amendment thereto and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Investor gives prior written notice to the Company at least 10 days prior to the transfer; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 9(h), the rights of an Investor with respect to Registrable Shares as set out herein shall not be transferable to any other person, and any attempted transfer by any Investor shall cause all rights of such Investor therein to be forfeited.

(i)Waivers. The rights of any Investor under any provision of this Section 9 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Investor.

10.Legend. The Securities will be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Provided, that the Company shall, in connection with any sale made under the Registration Statement or Rule 144, promptly (and in any event within five (5) Business Days after receipt by the Company of a request therefor accompanied by all reasonably required documentation) deliver, or cause to be delivered, to any Investor new certificate(s) representing the Conversion Shares that are free from all restrictive and other legends or, at the request of such Investor, via DWAC transfer to such Investor’s account.

11.Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

12.Certain Transactions. Each Investor, severally and not jointly, covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, will execute any purchases or sales, including short sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 8(b).

13.Expenses. The parties hereto shall pay their own costs and expenses in connection with the transactions contemplated hereby.

14.Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be amended, waived, discharged or terminated except by an instrument in writing signed, in the case of an amendment, by the Company and each Investor affected by such amendment or, in the case of a waiver, discharge or termination, by the party against whom such waiver, discharge or termination is sought.

15.Assignability. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any person to whom such Investor assigns or transfers any Securities; provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the “Investors”.

16.Waiver of Jury Trial. THE COMPANY AND EACH INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

17.Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the Investors (“Proceedings”), the Company and each Investor irrevocably submits to the jurisdiction of the federal or state courts located in the State of Delaware, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

18.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

19.Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

21.Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile or electronic transmission to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Biolase, Inc. 4 Cromwell Irvine, California 92618 E-mail: jbeaver@biolase.com

Attention: John R. Beaver
With a copy (which shall not constitute notice) to:
Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Facsimile: 312-853-7036 E-mail: mgordon@sidley.com

bberg@sidley.com

Attention: Michael A. Gordon Beth E. Berg
If to any Investor:	To its address as set forth on Schedule I attached hereto

22.Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

23.Survival. All representations, warranties and covenants contained in this Agreement shall survive the Closing.

24.Notification of Changes. The Company and each Investor hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing which would cause any representation, warranty or covenant of such party contained in this Agreement to be false or incorrect.

25.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

26.Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement (including the exhibits and schedules hereto). Except as expressly contemplated by this Agreement, the Company has elected to provide all Investors with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by any of the Investors.

27.Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, (iii) reference to any gender includes the other gender and the neutral gender (and vice versa) and (iv) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (a) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (c) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOLASE, INC.

By:	/s/ John R. Beaver
Name:	John R. Beaver
Title:	Executive Vice President and Chief Financial Officer

SCHULER FAMILY FOUNDATION

By:	/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	President

ORACLE PARTNERS, LP

By:	Oracle Associates, LLC
Its:	General Partner

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	Managing Member

ORACLE INSTITUTIONAL PARTNERS, LP

By:	Oracle Associates, LLC
Its:	General Partner

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	Managing Member

ORACLE TEN, LP

By:	Oracle Associates, LLC
Its:	General Partner

By:	/s/ Larry N. Feinberg
Name:	Larry N. Feinberg
Title:	Managing Member

SCHEDULE OF INVESTORS

Investor’s Name and Address	Number of Securities	Purchase Price
Schuler Family Foundation c/o Crabtree Partners, LLC 100 N. Field Drive, Suite 360 Lake Forest, Illinois 60045 Attention: Jack Schuler Email: jack@schulerprogram.org	52,174	$3,000,005.00

Oracle Partners, LP 262 Harbor Drive, 3rd Fl, Stamford, CT 06902 Attention: Tina Cronin tcronin@oraclepartners.com	12,765	$733,987.50

Oracle Institutional Partners, LP 262 Harbor Drive, 3rd Fl, Stamford, CT 06902 Attention: Tina Cronin tcronin@oraclepartners.com	1,843	$105,972.50

Oracle Ten, LP 262 Harbor Drive, 3rd Fl, Stamford, CT 06902 Attention: Tina Cronin tcronin@oraclepartners.com	2,783	$160,022.50

Total	69,565	$3,999,987.50

[Signature Page to Securities Purchase Agreement]

FORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT D

SCHEDULE OF INVESTORS OF THE CONVERTIBLE PREFERRED STOCK

Investor’s Name	Number of Preferred Shares	Number of Shares of Common Stock Underlying Preferred Shares
Schuler Family Foundation	52,174	5,217,400
Oracle Partners, LP	12,765	1,276,500
Oracle Institutional Partners, LP	1,843	184,300
Oracle Ten Fund, LP	2,783	278,300

TOTAL	69,565	6,956,500

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  2020 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 7. 1. Election of Directors: + For  Against Abstain  For Against Abstain For Against  Abstain 01 - Dr. Richard B. Lanman 02 - Dr. Jonathan T. Lord  03 - Todd A. Norbe 04 - Jess Roper  05 - Garrett Sato  06 - Dr. Elaine C. Wagner  07 - Dr. Michael C. DiTolla 2. An advisory vote to approve the compensation of the Company's named executive officers.  4. Ratification of the terms and issuance of the Series E convertible preferred stock and to approve the issuance of common stock issuable upon full conversion of the convertible preferred stock.  6. The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.  3. The amendment of the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 7,200,000 shares.  5. The amendment of our restated certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 40,000,000 shares to 180,000,000 shares.  7. The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.  B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.  Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the director nominees and proposals listed above.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.  1UPX  460937  +  038ZTA

2020 Annual Meeting of Biolase, Inc.  Wednesday, May 13, 2020, 11:00 a.m., Central Time Biolase Corporate Headquarters 4 Cromwell, Irvine, CA, 92618  Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/BIOL  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  2020 Proxy - BIOLASE, INC.  Notice of 2020 Annual Meeting of Stockholders Solicited by Board of Directors for Annual Meeting — May 13, 2020  The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 13, 2020 and the Proxy Statement, and appoints Todd A Norbe and John R Beaver and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2020 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA, 92618, on May 13, 2020, at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR all of the director nominees and proposals. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.  By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.  (Items to be voted appear on reverse side)